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                                                                     EXHIBIT 1.1


                     47,069,300 American Depositary Shares

               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

                     Each representing 20 ordinary shares,

                          Par value US$0.04 per share

                             Underwriting Agreement

                                                                          [DATE]

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

      As U.S. Representatives of the several U.S. Underwriters named in Schedule I hereto

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Limited
Citigroup Centre, 33 Canada Square
Canary Wharf, London
England E14 5LB

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central

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Hong Kong

      As International Representatives of the several International Underwriters named in Schedule II hereto

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Asia Limited
50th Floor, Citibank Tower
Citibank Plaza, 3 Garden Road
Central, Hong Kong

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

      As Global Coordinators

Ladies and Gentlemen:

      China Netcom Group Corporation (Hong Kong) Limited (the "COMPANY"), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region ("HONG KONG") of the People's Republic of China (the "PRC"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 42,314,850 American Depositary Shares, representing 846,297,000 ordinary shares, par value US$0.04 per share, of the Company (each a "SHARE"), and China Netcom Group Corporation (BVI) Limited, the Chinese Academy of Sciences, Information and Network Center of the State Administration of Radio, Film and Television, China Railways Telecommunications Center, Shanghai Alliance Investment Limited and Shandong Provincial State-owned Assets Supervision and Administration Commission (the "SELLING SHAREHOLDERS"), propose to sell to the several Underwriters (as defined below) an aggregate of 4,754,450 American Depositary Shares, representing 95,089,000 Shares. The 47,069,300 American Depositary Shares, representing 941,386,000 Shares, to be sold by the Company and the Selling Shareholders are herein called the "FIRM ADSs."

      It is understood that, on the terms and subject to the conditions hereinafter stated (i) Firm ADSs (the "U.S. FIRM ADSs") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm

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ADSs in the United States and Canada to United States and Canadian Persons (as
such terms are defined below) (the "U.S. OFFERING") and (ii) Firm ADSs (the "INTERNATIONAL FIRM ADSs") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Firm ADSs outside the United States and Canada, including to professional and institutional investors in Hong Kong (the "INTERNATIONAL OFFERING"). China International Capital Corporation Limited, Citigroup Global Markets Inc. and Goldman Sachs
(Asia) L.L.C. (in alphabetical order) shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters; China International Capital Corporation Limited, Citigroup Global Markets Limited and Goldman Sachs (Asia) L.L.C. (in alphabetical order) shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS." The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "REPRESENTATIVES." As used herein, (A) "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person, (B) "UNITED STATES" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction, and (C) "CANADA" shall mean Canada, its provinces, its territories and all areas subject to its jurisdiction.

      The Company proposes to issue and sell to the U.S. Underwriters and the International Underwriters not more than an additional 7,131,700 American Depositary Shares, representing 142,634,000 Shares (the "COMPANY'S OPTIONAL ADSs"), and the Selling Shareholders propose to sell to such Underwriters not more than 713,150 additional American Depositary Shares, representing 14,263,000 Shares (such American Depositary Shares, together with the Company's Optional ADSs, the "OPTIONAL ADSS"), if and to the extent that the Global Coordinators (as defined below) shall have determined, on behalf of the Underwriters, to exercise the right to purchase such Optional ADSs granted to the several Underwriters in Section 3(b) hereof. The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the "ADSs."

      Prior to the commencement of the U.S. Offering and the International Offering, the Company has entered into an agreement (the "HONG KONG UNDERWRITING AGREEMENT") providing for the public offering by the Company for subscription in Hong Kong (the "HONG KONG PUBLIC OFFERING") of not more than an aggregate of 104,598,000 Shares (the "HONG KONG SHARES") through arrangements with certain underwriters in Hong Kong (the "HONG KONG UNDERWRITERS"), for whom China International Capital Corporation (Hong Kong) Limited, Citigroup Global Markets Asia Limited and Goldman Sachs (Asia) L.L.C. (in alphabetical order) are acting as representatives (the "HONG KONG REPRESENTATIVES"). The Hong Kong Public

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Offering, the U.S. Offering and the International Offering are collectively referred to herein as the "GLOBAL OFFERING." Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another. It is understood that the Company is not obligated to sell, and the Underwriters are not obligated to purchase, any Firm ADSs unless the Hong Kong Underwriting Agreement shall have become unconditional in all respects in accordance with its terms and shall not have been terminated. This Agreement and the Hong Kong Underwriting Agreement are collectively referred to herein as the "UNDERWRITING AGREEMENTS." As described in, and in accordance with, Sections 3(a), (b) and (c) hereof, the Underwriters may, in their discretion, require that Shares in respect of ADSs be delivered in lieu of ADSs.

      The Underwriters and the Hong Kong Underwriters (through their appointed representatives) have entered into an agreement dated the date hereof (the "INTERSYNDICATE AGREEMENT") providing, among other things, that China International Capital Corporation Limited, Citigroup Global Markets Asia Limited and Goldman Sachs (Asia) L.L.C. (in alphabetical order) shall act as the joint global coordinators (the "GLOBAL COORDINATORS") for the Global Offering and shall have the authority to reallocate the ADSs, the Shares and the Hong Kong Shares among the underwriting syndicates in the manner contemplated in the U.S. Prospectus and International Prospectus (each, as defined below). The Company hereby acknowledges the appointment of the Global Coordinators by the Underwriters and the Hong Kong Underwriters.

      Three forms of offering documents are to be used in connection with the offering and sale of ADSs under this Agreement: (i) one relating to the U.S. Offering (the "U.S. PROSPECTUS"), (ii) one relating to a public offering without listing of the Shares in Japan (the "JAPANESE POWL") as part of the International Offering (the "JAPANESE PROSPECTUS") and (iii) one relating to the International Offering excluding the portion under Japanese POWL (the "INTERNATIONAL PROSPECTUS"). The U.S. Prospectus will be substantially identical to the International Prospectus except for substitute cover pages and a limited number of changes in the Prospectus. The Japanese Prospectus, including a preliminary prospectus and any amendments thereto, will be prepared in the Japanese language in accordance with the Securities and Exchange Law of Japan and will contain substantially the same information included in the U.S. Prospectus and International Prospectus with such omissions and additions as appropriate for the purpose of the Japanese POWL. A separate form of offering document (the "HONG KONG PROSPECTUS") is being used in connection with the Hong Kong Public Offering pursuant to the Hong Kong Underwriting Agreement and contains substantially the same information included in the U.S. Prospectus and International Prospectus and certain supplemental pages.

      The ADSs will be evidenced by American Depositary Receipts (the "ADRs") to be issued pursuant to the Deposit Agreement dated as of November [10], 2004 (the "DEPOSIT AGREEMENT"), among the Company, Citibank, N. A., as depositary (the "DEPOSITARY"), and the holders from

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time to time of the ADRs. Unless the context otherwise requires, references to
"ADSs" herein shall be deemed to include Shares underlying such ADSs and the ADRs evidencing such ADSs.

      It is understood that the Company and the Subsidiaries (as defined below) and each of the Selling Shareholders on one hand and China Netcom Group (as defined below) and certain affiliates of China Netcom Group (excluding the Company and the Subsidiaries) on the other hand (China Network Communications Group Corporation and its affiliates, excluding the Company and the Subsidiaries, collectively, "CHINA NETCOM GROUP" and each member within China Netcom Group individually, a "CHINA NETCOM GROUP MEMBER") have completed a series of events and transactions as described under the captions "Restructuring," "Relationship with China Netcom Group" and "Principal and Selling Shareholders" in the Prospectus (as defined below) (the "RESTRUCTURING TRANSACTIONS") including, among other things, (i) the entering into by the Company, China Netcom (Group) Company Limited ("CNC CHINA"), the PRC subsidiary of the Company, and China Netcom Group of a restructuring agreement, dated September 6, 2004, (the "MASTER RESTRUCTURING AGREEMENT"), pursuant to which China Netcom Group has agreed, among other things, that it will indemnify CNC China against any fines, claims and payments incurred by CNC China in connection with the assets and liabilities transferred to CNC China under the restructuring; (ii) the issuance by China Netcom Group of a letter of undertakings dated September 5, 2004 (the "LETTER OF UNDERTAKINGS"), pursuant to which China Netcom Group has undertaken, among other things, that it will extend its full support to the Company in connection with the existing operations and future development of the Company; (iii) the entering into by the Company, CNC China and China Netcom Group of a non-competition agreement dated September 6, 2004 (the "NON-COMPETITION AGREEMENT"), pursuant to which China Netcom Group has undertaken, subject to certain conditions therein, that China Netcom Group will not at any time, directly or indirectly, provide basic telecommunications services or selected value-added telecommunications services as defined in the PRC government's Catalog of Telecommunications Services in the Company's service regions; (iv) the entering into by the Company, CNC China and China Netcom Group of a trademark licensing agreement dated October 8, 2004 (the "TRADEMARK LICENSING AGREEMENT"), pursuant to which China Netcom Group has granted to the Company and CNC China a right to use the registered trademarks of, and trademarks pending registration by, China Netcom Group on a royalty-free basis;
(v) the entering into by CNC China and China Netcom Group of a support services agreement dated October 8, 2004 (the "SUPPORT SERVICES AGREEMENT"), pursuant to which China Netcom Group has agreed to provide certain support services to CNC China; (vi) the entering into by CNC China and China Netcom Group of an interconnection settlement agreement dated October 8, 2004 (the "INTERCONNECTION SETTLEMENT AGREEMENT") which allows CNC China's domestic telephone networks to interconnect with China Netcom Group's domestic networks within each of CNC China's and the China Netcom Group's respective service regions; (vii) the entering into by Asia Netcom Corporation Limited ("ASIA NETCOM")and East Asia Netcom Limited ("EANL"), a wholly owned subsidiary of CNC BVI, of a capacity lease agreement dated June 30, 2004 and amended on October 6, 2004 (the "CAPACITY LEASE AGREEMENT"), and a capacity purchase

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agreement dated June 30, 2004 (the "CAPACITY PURCHASE AGREEMENT"), pursuant to which the Asia Netcom leases and purchases, respectively, from EANL certain amount of telecommunications capacity on EANL's network; (viii) the entering into by CNC China and China Netcom Group of a property leasing agreement dated October 8, 2004 (the "PROPERTY LEASING AGREEMENT"), pursuant to which CNC China leased to China Netcom Group certain properties in the provinces and municipalities in which CNC China operates and China Netcom Group leased to CNC China certain properties in the provinces and municipalities in which CNC China operates; (ix) the entering into by CNC China and China Netcom Group of a property sub-leasing agreement dated October 8, 2004 (the "PROPERTY SUB-LEASING AGREEMENT"), pursuant to which China Netcom Group leased to CNC China certain properties owned by and leased from independent third parties; (x) the entering into by CNC China and China Netcom Group of a master services sharing agreement dated October 8, 2004 (the "MASTER SERVICES SHARING AGREEMENT"), pursuant to which CNC China and China Netcom Group have agreed to share certain resources, owned and management services provided by each other; (xi) the entering into by CNC China and China Netcom Group of an engineering and information technology services agreement dated October 8, 2004 (the "ENGINEERING AND INFORMATION TECHNOLOGY SERVICES AGREEMENT"), pursuant to which China Netcom Group has agreed to provide engineering and information technology-related services to CNC China;
(xii) the entering into by CNC China and China Netcom Group of a materials procurement agreement dated October 8, 2004 (the "MATERIALS PROCUREMENT AGREEMENT"), pursuant to which, among other things, CNC China may request China Netcom Group to act as its agents for the procurement of telecommunications equipment; (xiii) the entering into by CNC China and China Netcom Group of an ancillary telecommunications services agreement dated October 8, 2004 (the "ANCILLARY TELECOMMUNICATIONS SERVICES AGREEMENT"), pursuant to which China Netcom Group has agreed to provide ancillary telecommunications services to CNC China; (xiv) the entering into by CNC China and China Netcom Group of a telecommunications facilities leasing agreement dated October 8, 2004 (the "TELECOMMUNICATIONS FACILITIES LEASING AGREEMENT"), pursuant to which CNC China has agreed to lease certain telecommunications facilities from China Netcom Group; (xv) the entering into by Asia Netcom and EANL, of a management services agreement dated June 30, 2004 and amended on October 6, 2004 (the "MANAGEMENT SERVICES AGREEMENT"), pursuant to which Asia Netcom will provide certain services to EANL (each of the agreements referred to above from (iv) to (xv), a "RELATED PARTY AGREEMENT"); (xvi) the entering into by China Netcom Holdings
(BVI) Limited (which was subsequently renamed China Netcom Group Corporation
(BVI) Limited) ("CNC BVI") , CNC Fund, L.P. ("CNC FUND") and the Company of a share purchase and exchange agreement dated June 11, 2004 and amendment dated July 20, 2004 (the "SHARE PURCHASE AND EXCHANGE AGREEMENT"), pursuant to which CNC Fund sold to CNC BVI all of the shares in the Company that it owned before the restructuring in exchange for an option to receive the Company's ordinary shares or a cash alternative; (xvii) the entering into by the Chinese Academy of Sciences, Information and Network Center of the State Administration of Radio, Film and Television, China Railways Telecommunications Center, Shanghai Alliance Investment Limited, and China Netcom Group of a share transfer agreement

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dated April 20, 2004 (the "SHARE TRANSFER AGREEMENT"), pursuant to which the
Chinese Academy of Sciences, Information and Network Center of the State Administration of Radio, Film and Television, China Railways Telecommunications Center, Shanghai Alliance Investment Limited agreed to transfer their interests in China Netcom Holdings Corporation ("CHINA NETCOM HOLDINGS") to China Netcom Group in exchange for certain amount of the Company's ordinary shares; (xviii) the entering into by the predecessor of Shandong Provincial State-owned Assets Supervision and Administration Commission and China Netcom Group of an asset transfer agreement dated April 26, 2004 (the "ASSET TRANSFER AGREEMENT"), pursuant to which Shandong Provincial State-owned Assets Supervision and Administration Commission, as authorized by the Shandong Provincial Government, agreed to transfer its assets and liabilities of telecommunications operations in rural areas in Shandong Province to China Netcom Group in exchange for certain amount of the Company's ordinary shares; (xix) the entering into by China Netcom Group and China Netcom Holdings of a share transfer agreement dated June 10, 2004 (the "CNC BVI SHARE TRANSFER AGREEMENT"), pursuant to which China Netcom Holdings agreed to transfer its shares in CNC BVI to China Netcom Group;
(xxi) the entering into by China Netcom Group and CNC China of an assets and liabilities transfer agreement dated June 23, 2004 (the "CNC CHINA ASSETS AND LIABILITIES TRANSFER AGREEMENT"), pursuant to which CNC China agreed to transfer all of its PRC assets and liabilities to China Netcom Group; (xxii) the entering into by China Netcom Group, CNC BVI, CNC China and the Company of an asset injection agreement dated June 29, 2004 (the "ASSET INJECTION AGREEMENT"), pursuant to which China Netcom Group injected to the Company substantially all of its assets, liabilities and interests in connection with its fixed line telephone, data and Internet and leased line services in Beijing Municipality, Tianjin Municipality, Shanghai Municipality, Guangdong Province, Hebei Province, Henan Province, Shandong Province and Liaoning Province; (xxiv) the entering into by Guangdong Telecommunications Company Limited and China Netcom Group a telecommunications assets transfer agreement dated June 10, 2004 (the "TELECOMMUNICATIONS ASSETS TRANSFER AGREEMENT"), pursuant to which Guangdong Telecommunications Company Limited transferred certain telecommunications assets to China Netcom Group; (xxv) the entering into by Jitong Network Communications Company Limited and China Netcom Group of a telecommunications assets transfer agreement dated June 10, 2004 (the "JITONG TELECOMMUNICATIONS ASSETS TRANSFER AGREEMENT"), pursuant to which Jitong Network Communications Company Limited transferred certain telecommunications assets to China Netcom Group; (xxvi) the entering into by the Company and its related parties of the following documents:
(A) Sale and Purchase Agreement, dated June 30, 2004, between Asia Netcom and CNC Network Corporation Limited; (B) Management Services Agreement, dated June 30, 2004, between Asia Netcom and EANL; (C) Settlement and Release Agreement, dated July 27, 2004, among EANL, Asia Netcom and NEC Corporation; (D) Settlement and Release Agreement, dated July 27, 2004, among EANL, Asia Netcom and KDDI Submarine Cable Systems Inc. (F) Deed of Acknowledge and Agreement, dated July 9, 2004, among East Asia Netcom UK Holdings Limited, Asia Netcom Corporation (Singapore) Pte. Limited and NEC Corporation; (G) Deed of Acknowledge and Agreement, dated July 12, 2004, among Asia Netcom, CNC Network Corporation Limited, DB Trustees (Hong

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Kong) Limited, KDDI Submarine Cable Systems Inc. and NEC Corporation; (H)
Promissory Note, dated June 30, 2004, issued by CNC Network Corporation Limited;
(I) Consent to Asia Netcom Corporation Restructuring, dated June 29, 2004, among Asia Netcom, East Asia Netcom UK Holdings Limited, East Asia Netcom Philippines Inc., NEC Corporation and DB Trustees (Hong Kong) Limited; (J) Consent to Asia Netcom Corporation Restructuring, dated June 29, 2004, between Asia Netcom and KDDI Submarine Cable Systems Inc.; (K) Guarantee, dated June 30, 2004 between CNC BVI and Wilmington Trust (Cayman) Limited (re the Taiwan trust); (L) Deed of Release of Guarantee, dated June 30, 2004, between Asia Netcom and Wilmington Trust (Cayman) Limited with respect to the original Guarantee (re Taiwan trust) replaced by the Guarantee in (K) above; (M) Deed of Indemnity, dated March 7, 2003, between CNC BVI and Asia Netcom (re ANC's original guarantee obligations to Wilmington Trust (Cayman) Limited); (N) Facility Letter, dated June 30, 2004, between CNC BVI and Taiwan Holdings Co.; (O) Share Charge, dated July 12, 2004, among CNC Network Corporation Limited, DB Trustees (Hong Kong) Limited, KDDI Submarine Cable Systems Inc. and NEC Corporation; (P) Share Charge between Asia Netcom Corporation (Singapore) Pte Limited and NEC Corporation; (Q) Term Loan, dated July 27, between ICBC and Asia Netcom, and related guarantees and security documents for ongoing funding requirements; (R) Second Supplemental Deed, dated October 27, 2004, between ICBC and Asia Netcom relating to the Term Loan; (S) Assignment and Assumption Agreement, dated September 30, 2004 between the Company and Group Wealth Finance Limited; (T) Share Purchase Agreement, dated June 30, 2004, between Asia Netcom and CNC BVI; (U) Assignment and Novation Agreement, dated June 30,2004, among Asia Netcom, CNC Network Corporation Limited and the Company (collectively, the "ANC AGREEMENTS").

      Each of the significant documents executed by and between the Company or the Subsidiaries on one hand and the China Netcom Group or the other China Netcom Group Members on the other hand in order to consummate the Restructuring Transactions (including, without limitation, (i) the Master Restructuring Agreement, (ii) the Letter of Undertakings, (iii) the Non-Competition Agreement,
(iv) the Trademark Licensing Agreement, (v) the Support Services Agreement, (vi) the Interconnection Settlement Agreement, (vii) the Capacity Lease Agreement,
(viii) the Capacity Purchase Agreement, (ix) the Property Leasing Agreement; (x) the Property Sub-Leasing Agreement; (xi) the Master Services Sharing Agreement;
(xii) the Engineering and Information Technology Services Agreement; (xiii) the Materials Procurement Agreement; (xiv) the Ancillary Telecommunications Services Agreement; (xv) the Telecommunications Facilities Leasing Agreement; (xvi) the Management Services Agreement; (xvii) the Share Purchase and Exchange Agreement, (xviii) the Share Transfer Agreement, (xix) the Asset Transfer Agreement, (xx) the CNC BVI Share Transfer Agreement; (xxi) the CNC China Assets and Liabilities Transfer Agreement; (xxii) the Asset Injection Agreement, (xxiii) the Telecommunications Assets Transfer Agreement, (xxiv) the Jitong Telecommunications Assets Transfer Agreement, and (xxv) the ANC Agreements) are hereinafter collectively referred to as the "RESTRUCTURING DOCUMENTS" and singly as a "RESTRUCTURING DOCUMENT." Each Restructuring Document constituting an agreement is hereinafter referred to as a "RESTRUCTURING

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AGREEMENT" and collectively as the "RESTRUCTURING AGREEMENTS."

      1. Representations and Warranties. The Company and China Netcom Group, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

            (a) The Company has filed with the United States Securities and Exchange Commission (the "COMMISSION") (i) a registration statement and a related preliminary U.S. Prospectus (the "PRELIMINARY PROSPECTUS") on Form F-1 (Commission file number 333-119786) relating to the registration of certain of the Shares and the offering thereof in the form of ADSs under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) a registration statement on Form F-6 (Commission file number 333-119970) relating to the registration of the ADSs under the Securities Act, and (iii) a registration statement on Form 8-A (Commission file number 001-32332) relating to the registration of the Shares and the ADSs under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The registration statement on Form F-1 as amended at the time it becomes effective, or, if any post-effective amendment(s) is (are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 424(b) under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT;" and the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales of ADSs and Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed a registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference to the "REGISTRATION STATEMENT" shall be deemed to refer to both the Registration Statement referred to above (Commission file number 333-119786) and the Rule 462 Registration Statement, in each case as amended from time to time. The registration statement on Form F-6, at the time it becomes effective, or, if any post-effective amendment(s) is(are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter referred to as the "ADS REGISTRATION STATEMENT." The registration statement on Form 8-A, at the time it becomes effective, or, if any post-effective amendment(s) is (are) filed with respect thereto, as amended by such post-effective amendment(s) at the time of its effectiveness, including in each case all exhibits thereto, is hereinafter referred to as the "8-A REGISTRATION STATEMENT." No other document with respect to the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement has heretofore been filed by the Company with the Commission.

            (b) The Registration Statement, the U.S. Prospectus, the International Prospectus, the ADS Registration Statement and the 8-A Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company. Each

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of the Registration Statement, the ADS Registration Statement and the 8-A
Registration Statement has become effective under the Securities Act or the Exchange Act, as the case may be; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement, the Prospectus or the Preliminary Prospectus is in effect, and no proceedings for such purpose have been instituted by, or are pending before or, to the best of the Company's knowledge, threatened by, the Commission.

            (c) (i) Each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement when it became effective and on the date hereof, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the U. S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the "SECURITIES ACT REGULATIONS"), (iii) the 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder (the "EXCHANGE ACT REGULATIONS"), and
(iv) the Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Preliminary Prospectus, at the time of filing thereof, and the Prospectus, did or does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact and did not, does not and will not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Prospectus or the Preliminary Prospectus based upon information furnished to the Company in writing by any Underwriter through any of the Representatives expressly for use therein.

            (d) Schedule III sets forth a correct and complete list of each and every subsidiary of the Company (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") within the meaning of Rule 1-02 of Regulation S-X under the Securities Act. Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except for any loss or interference that would not, individually or in the aggregate, have a material adverse effect on the business, prospects, management, shareholders' or owners' equity, results of operations or consolidated financial condition of the Company and its Subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT").

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            (e) Except as disclosed in the Prospectus and other than as involved in the ordinary course of business of the Company or any of its Subsidiaries, since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its Subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any asset material to the Company and its Subsidiaries taken as a whole or (iv) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (i) through
(iii) above.

            (f) The Company has been duly incorporated and is validly existing as a limited liability company and in good standing under the laws of Hong Kong, with full power and authority (corporate and other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Memorandum and Articles of Association and the business license of the Company complies with all applicable requirements of Hong Kong law, including but not limited to the Hong Kong Companies Ordinance and the Hong Kong Listing Rules, and each is in full force and effect.

            (g) Schedule III correctly identifies each of the Subsidiaries incorporated or established in the PRC (each a "PRC SUBSIDIARY"). Each PRC Subsidiary has been duly incorporated or established and is validly existing and in good standing under the laws of the PRC with full power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Memorandum and Articles of Association and the business license of each PRC Subsidiary complies with all applicable requirements of PRC law, including but not limited to the Telecommunications Regulations, and each is in full force and effect; each PRC Subsidiary has passed each annual examination by governmental authorities without being found to have any material deficiency or material default under applicable laws and regulations of the PRC and has timely received all requisite certifications from each applicable governmental authority.

            (h) Schedule III correctly identifies each of the Subsidiaries incorporated or established other than in the PRC (each a "NON-PRC SUBSIDIARY"). Each non-PRC Subsidiary has been duly incorporated or established and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or establishment with full power and authority (corporate and other), as authorized by the government of the jurisdiction of its incorporation or establishment, to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Prospectus, as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Articles of Association, the business license, and other constituent documents of each non-PRC Subsidiary complies with all applicable legal requirements, including but not limited to the laws of its incorporation or establishment, and each is in full force and effect.

            (j) (i) Each non-PRC Subsidiary has all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from the appropriate telecommunications regulatory agency, or relevant national, provincial, municipal, local, foreign or other governmental authority, agency or body, and self-regulatory organization or any court or other tribunal or stock exchange authorities (each, a "REGULATORY AUTHORITY") in each applicable jurisdiction required to provide the telecommunications network services and operate its network facilities or otherwise provide telecommunication services as presently conducted (the "COMMUNICATIONS LICENSES"), except such as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) Each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any adverse manner, and is validly held, free and clear of all encumbrances and, in each case, shall remain so immediately following the consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, there is no circumstance, law, regulation, event or other reason that exists that would result in revocation, suspension or adverse modification of any material Communications Licenses or give rise to the right of a Regulatory Authority to take any such action, or prevent the granting of the transfer or renewal of the Communications Licenses on a routine basis or in the ordinary course.

                  (iii) Each holder of a Communications License (1) has operated in all material respects in compliance with all terms thereof, including all systems build-out requirements, and (2) is in all material respects in compliance with, and the conduct of its business has been and is in all material respects in compliance with, the applicable laws and regulations, and has filed all registrations, statements, documents and reports and paid all fees required by all applicable laws, in each case, relating to the Communications Licenses and any other applicable laws and regulations. There is no pending or, to the best of the Company's knowledge, threatened action by or before any Regulatory Authority to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, there is not now issued, outstanding or, to the best of the Company's knowledge, threatened, any notice by any Regulatory Authority of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Company's industry as a whole) relating to the business or operations of the Company or any of its non-PRC Subsidiaries.

                  (iv) Except as disclosed in the Prospectus, in addition to the Communications Licenses, the Company and each non-PRC Subsidiary holds and is in compliance with all other material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and the non-PRC Subsidiaries' properties (collectively, "OTHER LICENSES"). All of such Other Licenses are valid and in full force and effect and, to the best of the Company's knowledge, upon grant of any Regulatory Approvals applicable to the Other Licenses, shall remain so immediately following the consummation of the transactions contemplated by this Agreement, and the Company and its non-PRC Subsidiaries have duly performed and are in compliance in all material respects with all of their respective obligations under such Other Licenses. To the best of the Company's knowledge, there is no circumstance, law, regulation, event or other reason that exists or is likely to exist that would prevent the granting of the Regulatory Approvals or the transfer of the Other Licenses. To the best of the Company's knowledge, no person has alleged any violation or failure to comply by the Company or any of the non-PRC Subsidiaries, with any Other License, no suspension, cancellation or termination of any such Other License is threatened, and no event has occurred or circumstances exist that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or failure to comply with any term or requirement of any such Other License, or result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any such Other License.

            (k) Except as disclosed in the Prospectus, each of the Company and the Subsidiaries has valid title to all of the real properties and assets that it purports to own and valid title to all personal properties and assets that it purports to own, in each case free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as would not, individually or in the aggregate, have a Material Adverse Effect. Each material real property and building held under lease by the PRC Subsidiary is held by it under a legal and enforceable agreement, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the PRC Subsidiary. China Netcom Group has agreed to indemnify the Company or its PRC Subsidiary against all losses or damages incurred or suffered by the Company or its PRC Subsidiary caused by or arising from any challenges to, or interference with such right or leasehold interest of the Company or its PRC Subsidiary. Each material lease (other than the leases referred to in the second preceding sentence) to which the Company or its Subsidiaries is a party has been duly executed and is legal, valid, binding and enforceable in accordance with its terms against the other parties thereto. No default (and, to the best of the Company's knowledge, no event which, with notice or lapse of time or both, would constitute a default) by the Company or such Subsidiary which has or is likely to have a Material Adverse Effect has occurred and is continuing under any such lease referred to above. If China Netcom Group is a lessor under any such lease, China Netcom Group has valid title to, or unfettered ability to grant, and has granted valid leasehold interests in (and for the terms stated therein) the real properties and assets that are the subject of such lease. Except as disclosed in the Prospectus, each of the Company and its Subsidiaries has obtained all land-use rights and rights of way in respect of the real properties, which are required to conduct its business and to which it holds title, free and clear of all encumbrances and defects, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or the relevant Subsidiary, as the case may be, and all such land-use rights and rights of way are legal, valid, binding and enforceable in accordance with the terms of their establishment, except such as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or the relevant Subsidiary, as the case may be. Neither the Company nor any of its Subsidiaries owns, operates, manages or has any other material right or interest in any other real property, except for the real property described in the property valuation report set out in Appendix A of the Prospectus.

            (l) The network assets of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair as is consistent with standards generally followed in the industry (subject to ordinary wear and tear) and have been maintained in accordance with good business practice. These network assets are adequate for the uses to which they are being and intended to be put. To the best of the Company's knowledge, there are no facts or conditions affecting any of these network assets that could, individually or in the aggregate, interfere in any material respect with the occupancy or operation thereof as currently occupied or operated.

            (m) The Company has the authorized capital as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company (i) have been duly authorized, (ii) are validly issued, fully paid and non-assessable, and (iii) were not issued in violation of any preemptive or similar rights. Except as disclosed in the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Shares or any other capital stock of the Company except pursuant to this Agreement and the Hong Kong Underwriting Agreement. Except as disclosed in the Prospectus and as described in this paragraph, the Company has not granted to any third party any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, rights, convertible securities or obligations, other than options issued pursuant to stock options plans in the ordinary course of business. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares and the ADSs registered pursuant to the Registration Statement and the ADS Registration Statement.

            (n) Each Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held in such Subsidiary is limited to its investment therein. All of the outstanding shares of capital stock of, or equity interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and, except as described in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, charges, restrictions upon voting or transfer (other than any statutory right of first refusal of any non-transferring shareholder) or any other encumbrances, equities or claims and capital verification reports issued by qualified independent accounting firms in respect of such capital contribution fairly state the matters which such reports purport to state and has been filed and registered with government authorities of the PRC with respect to each PRC Subsidiary. There are no outstanding rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock of, or direct interests in, any Subsidiary.

            (o) The Shares to be issued and sold by the Company to the Underwriters hereunder and (in the case of under-subscription in the Hong Kong Public Offering) under the Hong Kong Underwriting Agreement and the Shares to be sold by the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized, and, when issued, in the case of the Shares to be issued and sold by the Company, and delivered against payment therefor pursuant to this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be duly and validly issued and delivered, fully paid, non-assessable and free and clear of all pledges, liens, security interests, charges, claims or other encumbrances of any kind; the Shares and the ADSs representing such Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, including but not limited to the descriptions under the captions "Description of Share Capital" and "Description of American Depositary Shares" in the Prospectus; the holders of outstanding shares of capital stock of the Company are not, and at the First Closing Time (as defined below) and at each Optional Closing Time (as defined below), if applicable, will not be, entitled to preemptive or other similar rights to acquire the Shares or ADSs; the Shares may be freely deposited by the Company with the Depositary (or with the Custodian (as defined below) as agent for the Depositary) in accordance with the Deposit Agreement against issuance of ADRs evidencing ADSs representing the Shares so deposited and sold hereunder by the Company; the ADSs and the Shares are freely transferable by the Company to or for the account of the several Underwriters and Hong Kong Underwriters, as applicable, and (to the extent described in the Prospectus) the initial purchasers thereof; and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the

Shares or the ADSs under the laws of the PRC, Hong Kong or the United States. No holder of any of the Shares or ADSs after the completion of the Global Offering is or will be subject to liability in respect of any liability or obligation of the Company by virtue only of the holding of any such Shares or ADSs. Except as disclosed in the Prospectus and the Deposit Agreement and except as prohibited by applicable securities laws in relation to the offering of securities, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities.

            (p) The ADSs have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CN". The Shares have been approved in principle for listing on the HKSE under the stock code "906".

            (q) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, when validly authorized, executed and delivered by the other parties thereto, will constitute a legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement conforms in all material respects to the description thereof contained in the Prospectus under the section headed "Description of American Depositary Shares".

            (r) This Agreement and the Hong Kong Underwriting Agreement have been duly authorized, executed and delivered by the Company, and when validly authorized, executed and delivered by the other parties hereto and thereto, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (s) All approvals, orders, consents, authorizations, licenses, certificates, clearances, permits, registrations and qualifications (collectively, the "APPROVALS") of and from all Regulatory Authorities having jurisdiction over the Company or any of the Subsidiaries or China Netcom Group or any of their properties required for the deposit of the Shares being deposited with the Depositary against the issuance of ADRs evidencing the ADSs in respect thereof, for the authorization, execution and delivery by the Company and China Netcom Group, as applicable, of this Agreement, the Deposit Agreement, the Registration Statement and the Japanese Securities Registration Statement (as defined in Section 1(bbb) hereto) and for the performance by each of the Company and China Netcom Group of its obligations contemplated hereunder and thereunder have been obtained or made and are in full force and effect. Furthermore, there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, except as disclosed in the Prospectus or where the failure to be so licensed or authorized would not, individually or in the aggregate, have a Material Adverse Effect.

            (t) Each of the Company and the PRC Subsidiaries has all necessary Approvals of or from, and has made all filings, registrations and declarations (collectively, the "FILINGS") with, all Regulatory Authorities in the PRC, (including, without limitation, the PRC State Council, the PRC Ministry of Information Industry (the "MII"), the PRC Ministry of Finance (the "MOF"), the PRC Ministry of Commerce (the "MOFCOM"), the National Development and Reform Commission (the "NDRC"), the China Securities Regulatory Commission (the "CSRC"), the State Administration for Industry and Commerce (the "SAIC") and the State Taxation Administration (the "STA")), necessary to (i) own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, including, but not limited to, the operation by the Company and the PRC Subsidiaries of basic and value-added telecommunications services in Beijing Municipality, Tianjin Municipality, Shanghai Municipality, Guangdong Province, Hebei Province, Henan Province, Shandong Province and Liaoning Province as described in the Prospectus, and (ii) use the proceeds to be received by the Company from the Global Offering for (1) the expansion and upgrading of our telecommunications network infrastructure, including support and information systems, (2) repayment of debt, (3) development of new applications and services, including new IP-based data communication applications and services and voice value-added services, and (4) general corporate purposes, such as working capital and business expansion, in the manner contemplated by the Prospectus, subject to necessary registration or approvals requirements under the laws of the PRC for the use of the proceeds of the Global Offering by China Netcom (Group) Company Limited (the "PRC SUBSIDIARY"), either as a shareholder loan or as a capital contribution by the Company; and such Approvals contain no material restrictions or material conditions not described in the Registration Statement or the Prospectus. Neither the Company nor the Selling Shareholders nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any of the Selling Shareholders or any of their respective subsidiaries.

            (u) The Company has not taken (and has caused the Subsidiaries not to take), directly or indirectly, any action that is designed to or constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the Securities and Futures Ordinance of Hong Kong, or otherwise, in stabilization or manipulation of the price of any security of the

Company.

            (v) All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of Hong Kong, be paid to the shareholders of the Company and the Depositary in Hong Kong dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and may be so paid without the necessity of obtaining any Approval in Hong Kong.

            (w) Except as disclosed in the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from (i) repaying to the Company any loans or advances to such Subsidiary from the Company; or (ii) paying any dividends or other distributions to the Company declared and payable on the Company's direct or indirect equity interest in such Subsidiary in each case, except as restricted by the term loan facility dated July 27, 2004 between Asia Netcom and ICBC for ongoing funding requirements. Except as disclosed in the Prospectus, all dividends and other distributions declared and payable on the Company's direct or indirect equity interests in the Subsidiaries may, under the current laws and regulations of the respective jurisdiction of each Subsidiary's incorporation or establishment, be converted into foreign currency that may be freely transferred out of such jurisdiction and except as disclosed in the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the respective jurisdiction of each Subsidiary's incorporation or establishment and are otherwise free and clear of any other tax, withholding or deduction in the respective jurisdiction of each Subsidiary's incorporation or establishment and may be so paid without the necessity of obtaining any Approval in the respective jurisdiction of each Subsidiary's incorporation or establishment.

            (x) The issuance and sale of the Shares and ADSs being delivered at the relevant Closing Time to be sold by the Company under this Agreement and the Hong Kong Underwriting Agreement, the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement, the application of the net proceeds from the Global Offering (as set forth in and contemplated by the Prospectus) and the compliance by the Company with all of the provisions of this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein and therein, did not, and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument of any kind whatsoever to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults which would not (i) individually or in the aggregate, have a Material Adverse Effect, or

(ii) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs or the other transactions contemplated hereunder; and such actions did not, and will not, result in any violation of the provisions of (x) the Memorandum and Articles of Association or business licenses of the Company or (y) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Regulatory Authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs and the other transactions contemplated hereunder.

            (y) Except as disclosed in the Prospects, neither the Company nor any of the Subsidiaries is in conflict with, breach, default (or is aware of an event which, with notice or the passage of time or both, would result in a default) or violation of any of the terms or provisions of (i) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument of any kind whatsoever to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) its Memorandum and Articles of Association or business license or other constituent documents, or (iii) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Regulatory Authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in each case, such conflicts, breaches, defaults or violations which would not individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any action nor have any steps been taken or legal, legislative, or administrative proceedings been started or, to the best of the Company's knowledge, threatened
(x) to wind up, dissolve, or eliminate the Company or any of its Subsidiaries or
(y) to withdraw, revoke or cancel the Company's or any of its Subsidiaries' licenses.

            (z) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income (except for taxes on their income and operations generally), withholding or other taxes are payable by or on behalf of the Underwriters or the Hong Kong Underwriters to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Shares, (ii) the deposit with the Depositary of Shares by the Company and the Selling Shareholders against the issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the Company and the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the Underwriters, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (iv) the execution and delivery of this Agreement and the Deposit Agreement or (v) the sale and delivery outside of Hong Kong by the Underwriters of the ADSs and the Shares, as the case may be, to the initial purchasers thereof, in the manner contemplated in the Prospectus.

            (aa) The Company, the Subsidiaries, the Selling Shareholders, certain subsidiaries of the Selling Shareholders, certain affiliates of the foregoing and China Netcom Group have completed the Restructuring Transactions.

            (bb) All Restructuring Documents and Restructuring Agreements that were executed by or issued to the Company, the Subsidiaries, the Selling Shareholders or any Regulatory Authority in connection with the Restructuring Transactions are set forth in Schedule IV. Other than the Restructuring Documents and the Restructuring Agreements as set forth in Schedule IV, there are no other material documents or agreements, written or oral, that have been entered into by the Company and the Selling Shareholders in connection with the Restructuring Transactions which have not been previously provided, or made available, to the Underwriters and, to the extent material, disclosed in the Prospectus.

            (cc) The descriptions of the Restructuring Transactions and the legal and other consequences thereof set forth in the Prospectus under the captions "Restructuring" and "Relationship with China Netcom Group" are accurate in all material respects. All of the Restructuring Transactions have been effected prior to the date hereof in compliance with all applicable national, provincial, municipal and local laws in the PRC. The Restructuring Transactions constitute legal, valid and binding transactions completed by the parties to the Restructuring Agreements.

            (dd) Each Restructuring Document has been duly authorized, executed and delivered by the Company, each of the Selling Shareholders, each Subsidiary and other China Netcom Group Member that is a party to such Restructuring Document, as the case may be, prior to the date hereof, and has been duly approved by the relevant regulatory authorities, and each Restructuring Agreement, assuming such agreement has been duly authorized, executed and delivered by the other parties thereto, constitutes a legal, valid and binding agreement of the Company, each Subsidiary and China Netcom Group Member that is a party to such Restructuring Agreement, as the case may be, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. In connection with the Restructuring Agreements, all consents and authorizations required to be obtained by the Company or its Subsidiaries have been legally and validly obtained from third parties under any interconnection agreements or other arrangements or contracts relating to the Restructuring Transactions which were required to have been transferred or assigned to the Company, except such as would not, individually or in the aggregate have a Material Effect.

            (ee) The application of the net proceeds to be received by the Company from the Global Offering as described in the Prospectus, will not (i) contravene any provision of the Articles of Association, other constitutive documents or the telecommunications business license of the Company or any of the Subsidiaries, (ii) contravene any provision of applicable law, rule or regulation, assuming no changes from such as they exist on the date hereof,
(iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the Subsidiaries, except for such contravention which would not, singly or in the aggregate, have a Material Adverse Effect, or (iv) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries.

            (ff) None of the Company and the Subsidiaries, nor, to the best of the Company's knowledge, any of their respective officers or directors has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property, in each case, to the extent that such contribution, payment or gift constitutes a violation of the applicable laws of Hong Kong or the PRC, to any official, employee or agent of any Regulatory Authority in the PRC, Hong Kong or any other jurisdiction for the purpose of influencing any act or decision of such official, employee or agent to obtain business, or failed to disclose fully any contribution in violation of law or (ii) made any contribution, payment or gift of funds or property to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift, after the registration of the Shares and ADSs under the Exchange Act, will cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder, if applicable.

            (gg) There are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties (including, to the best of the Company's knowledge, any actions, suits or proceedings against or affecting current or former employees of the Company or any of its Subsidiaries or challenging the effectiveness or validity of the Restructuring Transactions) that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement, this Agreement, or the Hong Kong Underwriting Agreement, and, to the best of the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

            (hh) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has any material obligations to provide housing benefits, severance or retirement benefits, death or disability benefits or other actual or contingent employee benefits or perquisites to any (i) present or past employees, whether permanent or temporary, of the Company or any of its Subsidiaries, (ii) present or past employees of other China Netcom Group Members, (iii) parties that transferred assets or businesses to the Company and the Subsidiaries in connection with the Restructuring Transactions or (iv) Regulatory Authority.

            (ii) All guarantees of indebtedness of the Company or any of the Subsidiaries are in full force and effect. Except as disclosed in the Prospectus, there are no outstanding guarantees or contingent payment obligations of the Company or any of the Subsidiaries in respect of indebtedness of any party that is not the Company or any of the Subsidiaries. Except as disclosed in the Prospectus, no indebtedness (actual or contingent) and no contract or arrangement (other than employment contracts or arrangements) is outstanding between (i) the Company or any of the Subsidiaries and (ii) any director or officer of the Company or of the Subsidiaries or any person connected (within the meaning of the Hong Kong Listing Rules) with such director or officer (including but not limited to his or her spouse, infant, child or any company or undertaking in which he or she holds a controlling interest).

            (jj) Except as disclosed in the Prospectus, there are no material relationships or transactions between the Company or any of the Subsidiaries, on one hand, and their respective affiliates, officers, directors and shareholders or on the other hand.

            (kk) Except as disclosed in the Prospectus, the Company and the Subsidiaries own or have valid licenses in full force and effect for the lengths of time indicated in the Prospectus or otherwise have the legal right to use, or can acquire on reasonable terms, all material, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the "China Netcom" name and logo) currently employed by them in connection with the businesses currently operated by them, except such as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict, if determined adversely to the Company, would not have a Material Adverse Effect. In conducting its business activities, none of the Company or any of the Subsidiaries has infringed any patent, copyright, title, trademark, service mark, trade name or other intellectual property rights already registered by a third party in Hong Kong, the PRC or elsewhere, other than such infringements which, either individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries holds any patent, patent rights or inventions that are individually or in the aggregate material to their businesses.

            (ll) The Company and the Subsidiaries maintain in all material respects insurance in such amounts and covering such risks as the Company reasonably believes to be required for their respective businesses and consistent with insurance coverage maintained by companies in similar businesses, in similar industries and in similar locations. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue the businesses of the Company and the Subsidiaries at a cost that would not materially and adversely affect the business, prospects, management, shareholders' or owners' equity, results of operations of the Company and the Subsidiaries, taken as a whole.

            (mm) All returns, reports or filings required to be made by or in respect of the Company and the Subsidiaries for tax purposes have been made and all such returns are up to date, correct and complete in all material respects, and, to the best of the Company's knowledge, are not the subject of any material dispute with the relevant revenue or other appropriate authorities nor is there any basis for such a dispute; neither the Company nor any of the Subsidiaries has received notice of any tax deficiency that has been asserted or assessed against the Company or any of the Subsidiaries which, if so assessed, would or would be likely to have a Material Adverse Effect, and all material taxes that are required to be paid have been paid by the Company and the Subsidiaries.

            (nn) No material labor dispute, work stoppage or slow down, or other material conflict with the employees of the Company or the Subsidiaries exists or, to the best of the Company's knowledge, is imminent or is threatened.

            (oo) The statements set forth in the Prospectus (i) under the captions "Description of Share Capital" and "Description of American Depositary Receipts," insofar as they purport to constitute a summary of (x) the terms of the Shares and the relevant provisions of the Articles of Association of the Company and (y) the terms of the ADSs and the relevant provisions of the Deposit Agreement, respectively, and (ii) under the captions "Regulation" and "Taxation," insofar as they purport to describe the provision of laws and documents referred to therein, and under the caption "Underwriting," insofar as they purport to describe the provisions of this Agreement and the Hong Kong Underwriting Agreement referred to therein, are accurate, complete and fair in all material respects.

            (pp) Under the laws of Hong Kong and the PRC, none of the Company, any of the Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of the Company in this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement are legal, valid and binding under the laws of Hong Kong and the PRC.

            (qq) The Company is not, and after giving effect to the offering and sale of the ADSs and Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to registered as an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

            (rr) The Company does not believe that, for the calendar year ended

December 31, 2003, it was a "passive foreign investment company" (a "PFIC") within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended (the "CODE"), and does not intend to become a PFIC for the calendar year ended December 31, 2004 or any future year.

            (ss) No director or officer of the Company, CNC BVI or China Netcom Group has any direct or indirect legal or beneficial interest in CNET Foundation Limited ("CNET") or any of its assets, and to the Company's knowledge, there is no intention on the part of CNET or any of its officers or directors, the Company or any other person to grant or transfer any such interest to any such person. To the best of the Company's knowledge, no such person has received or will receive any improper benefit in connection with the Global Offering, the transactions contemplated by the Share Purchase Agreement, dated June 28, 2004 between CNET and CNC Fund, L.P. or the Share Purchase and Exchange Agreement, dated June 11, 2004 between CNC Fund, L.P., the Company and CNC BVI.

            (tt) The historical consolidated financial statements and notes thereto, the summary historical consolidated financial data and notes thereto, and the selected historical consolidated financial data and notes thereto of the Company and the Subsidiaries included in the Prospectus were prepared in accordance with HK GAAP consistently applied throughout each of the periods involved, and fairly present the consolidated financial condition and result of operations of the Company and the Subsidiaries as of the dates and for the periods presented, and the reconciliation thereof to U.S. GAAP fairly and accurately presents the effects on the selected items of the Company's accounts of the significant differences between HK GAAP and U.S. GAAP as of the dates and for the periods presented, and such reconciliation has been prepared in accordance with U.S. GAAP applied on a consistent basis and fully complies with the applicable requirements of the Securities Act; and the unaudited pro forma consolidated financial data and notes thereto and the summary thereof included in the Prospectus were prepared in accordance with the applicable requirements of the Securities Act and the Commission's Regulation S-X, the Company's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the events described therein, in the unaudited pro forma statements of income for the year ended December 31, 2003 and the six months ended June 30, 2004 and the pro forma balance sheets as of December 31, 2003 and June 30, 2004 the pro forma adjustments give appropriate effect to those assumptions, and the calculations made to determine such pro forma amounts reflect the proper application of those adjustments to the historical financial statement amounts. No other financial statements, schedules or pro forma financial information of the Company or the Subsidiaries are required by the Securities Act or the applicable rules and regulations thereunder to be included in the Prospectus.

            (uu) All statistical information disclosed in the Prospectus as having come from the Company, including without limitation number of access lines and number of subscribers, has been derived from the records of the Company and the Subsidiaries using systems and procedures which incorporate adequate safeguards to ensure that the information, in all material respects, is accurate and complete and presents fairly the information shown therein. Statistical and market-related data included in the Prospectus as having come from a source other than the Company are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data accurately reflects the information or the sources from which they are derived.

            (vv) PricewaterhouseCoopers, who have audited the financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements, including the audited financial statements as of and for the six months ended June 30, 2004, and notes thereto included in the Prospectus, are independent public accountants within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; each of the Company and the Subsidiaries has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements and notes thereto in conformity with HK GAAP, with a reconciliation to U.S. GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences and (v) each of the Company and the Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of consolidated financial statements and notes thereto in accordance with HK GAAP, with a reconciliation thereof to U.S. GAAP; and the management information and accounting control system of the Company and the Subsidiaries has been in operation for at least six months during which no material difficulty with regard to any of the matters referred to in (i) through (v) above has been experienced.

            (ww) The prospective information included in the Prospectus under the caption "Prospective Financial Information" (the "PROSPECTIVE FINANCIAL INFORMATION") (i) was made by the Company after due and proper consideration and represents reasonable and fair expectations honestly held based on facts known to the Company at the date of the Prospectus and the assumptions stated in the Prospectus, and (ii) has been properly compiled based on the assumptions described therein. The assumptions and methods used in the preparation of the Prospective Financial Information (A) are all those that the Company believes are significant in estimating the total operating revenue and the net income of the Company for the year ending December 31, 2004, and (B) reflect, for the year ending December 31, 2004, the Company's reasonable estimate of the events, contingencies and circumstances described therein; and the Prospective Financial Information presents the Company's reasonable estimate, as of the date hereof, of the net income of the Company and the net income per share of the Company for the year ending December 31, 2004.

            (xx) The Company is in compliance with applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 that are effective and will ensure that it is in compliance with other applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

            (yy) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation - Critical Accounting Policies" in the Registration Statement and the Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and
(C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company's board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with their respective legal advisors and independent accountants with regard to such disclosure. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Registration Statement and the Prospectus accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all off-balance sheet arrangements or any transactions with, or any obligations to, any unconsolidated entities that are contractually limited to activities that facilitate their respective transfer of or access to assets, including, without limitation, structured finance entities and special purpose entities, that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (zz) Neither the Company nor any of the Subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

            (aaa) Neither the Company, the Subsidiaries or any of the businesses now run by the Company or any of the Subsidiaries does any business, directly or indirectly, with any governments, entities, or persons subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) or any enabling legislation, or executive order relating thereto, or any person or entity in those countries, or performs contracts in support of projects in or for the benefit of those countries or those persons, or facilitates any business with those countries or persons.

            (bbb) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity that would give rise to any claim against the Company or any Underwriter for brokerage commissions, finder's fees or other payments in connection with the Global Offering.

            (ccc) The Company has filed with the Director-General of Kanto Local Finance Bureau of the Ministry of Finance of Japan (the "KLFB") a securities registration statement with respect to the Japanese POWL and its exhibits, and amendments to such securities registration statement pursuant to the Securities and Exchange Law of Japan; a further amendment to such securities registration statement in the form heretofore delivered to the Global Coordinators is proposed to be filed by the Company with the KLFB promptly after the execution of this Agreement (such securities registration statement, exhibits, and all such amendments, collectively, the "JAPANESE SECURITIES REGISTRATION STATEMENT"); the registration made under the Japanese Securities Registration Statement will become effective not later than November [12], 2004; and the Japanese Securities Registration Statement, on the date hereof and as at the Closing Time (as defined below), (i) conforms and will conform in all material respects to the requirements of Securities and Exchange Law of Japan and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (the "JAPANESE RULES AND REGULATIONS"), and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (ddd) The Company has prepared a preliminary prospectus, including its amendments, with respect to the Japanese POWL (the "JAPANESE PRELIMINARY PROSPECTUS") and intends to prepare a further amendment to the Japanese Preliminary Prospectus which together with the Japanese Preliminary Prospectus will form a final Japanese Prospectus; and the Japanese Preliminary Prospectus at the time of issue thereof conformed, and the Japanese Prospectus at the time of issue thereof and as at the Closing Time will conform, in all material respects to the requirements of the Securities and Exchange Law of Japan and the Japanese Rules and Regulations, and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Prospectus at the time of issue thereof and as at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (eee) PricewaterhouseCoopers, whose reports are filed with the KLFB as part of the Japanese Securities Registration Statement, are public accountants as required by the Japanese Securities and Exchange Law and the Japanese Rules and Regulations for the purpose of such reports.

            (fff) Since the respective dates as of which information is given in the Japanese Securities Registration Statement and the Japanese Prospectus, there has not been any material adverse change in the business, prospects, management, shareholders' or owners' equity, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

            Any certificate signed by any officer of the Company and delivered to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with the Global Offering shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

      2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters that:

            (a) It has been duly established in its jurisdiction of establishment or incorporation, with full power and authority (corporate and other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which it conducts any business and duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of the respective Articles of Association, business license, and other constituent documents of such Selling Shareholder complies with all applicable requirements of the laws of its jurisdiction of establishment or incorporation and each is in full force and effect.

            (b) Each of this Agreement, the Restructuring Agreements to which such Selling Shareholder is a party, and the Hong Kong Underwriting Agreement executed by the Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder, and, when validly authorized, executed and delivered by the other parties thereto will constitute a legal, valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) Each Selling Shareholder has full power and authority to enter into this Agreement and the Hong Kong Underwriting Agreement and to sell, assign, transfer and deliver the Shares and the ADSs to be delivered by it on such Closing Time. CNC BVI has and will have at each Closing Time good and valid title to the Shares and the ADSs to be delivered and sold by it hereunder and under the Hong Kong Underwriting Agreement, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind. CNC BVI has been duly and validly appointed as trustee for the Shares and ADSs to be sold by the other five Selling Shareholders (the "PRC SHAREHOLDERS"), with full power and authority to effect the transfer, delivery and sale of the ADSs and Shares on behalf of the PRC Selling Shareholders, as contemplated hereunder and under the Hong Kong Underwriting Agreement, as further described in subsection (f) below. CNC BVI is and will be at each Closing Time the record owner, and each of the PRC Selling Shareholders is and will be at each Closing Time, the beneficial owner of the Shares and ADSs to be delivered and sold by the PRC Selling Shareholders hereunder and under the Hong Kong Underwriting Agreement, with good and valid title thereto, free and clear of all liens, security interests, charges, encumbrances, equities or claims of any kind, other than such trust arrangement. Except as disclosed in the Prospectus, the Shares and ADSs delivered at each Closing Time by each Selling Shareholder will be freely transferable by such Selling Shareholder; and, except as described in the Prospectus, there are no restrictions on subsequent transfers of the shares under the laws of the PRC, Hong Kong or the United States. Assuming that each Underwriter acquires its interest in the Shares and ADSs it has purchased from such Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Shares and ADSs delivered to The Depository Trust Company or the Hong Kong Securities Clearing Company Limited, as applicable, by making payment therefor as provided in this Agreement and the Hong Kong Underwriting Agreement, as applicable, and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or the Hong Kong Securities Clearing Company Limited, as applicable, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares and ADSs purchased by such Underwriter, and no action based on the adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Shares or ADSs.

            (d) The sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any material non-public information concerning the Company or any of its Subsidiaries.

            (e) The statements under the heading "Principal and Selling Shareholders" included in the Registration Statement and the Prospectuses do not and will not include any untrue statement of material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this Section 2(e) apply only to statements in or omissions from the Registration Statement and the Prospectuses in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing expressly for use therein.

            (f) Certificates in negotiable form for such Selling Shareholder's Shares are held by CNC BVI, for delivery pursuant to the terms of this Agreement, under a Power of Attorney duly authorized, executed and delivered by each PRC Selling Shareholder, and a Declaration of Trust and a Trust Arrangement duly entered into between CNC BVI (the "TRUSTEE") and the relevant PRC Selling Shareholder; the arrangements for trust and delivery of such certificates, made by each PRC Selling Shareholder under this Agreement, the Declaration of Trust, the Trust Arrangement and the Power of Attorney, are not subject to termination by any acts of such PRC Selling Shareholders, or by operation of law, whether by the death or incapacity of such PRC Selling Shareholders or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Shares under this Agreement, certificates for Shares will be delivered by the Trustee in accordance with the terms and conditions of this Agreement, the Declaration of Trust, the Trust Arrangement and the Power of Attorney, as if such death, incapacity or other event had not occurred, regardless of whether or not the Trustee shall have received notice of such death, incapacity or other event.

            (g) All Approvals of or with any Regulatory Authority having jurisdiction over such Selling Shareholder or any of its properties required for the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Closing Time by such Selling Shareholder, for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder, for the authorization, execution and delivery by such Selling Shareholders of this Agreement, the Hong Kong Underwriting Agreement and the Restructuring Documents, and for the performance by such Selling Shareholder of its obligations contemplated thereunder have been obtained or made and are in full force and effect.

            (h) The Shares to be sold by CNC BVI (on behalf of itself and as the Trustee for the PRC Selling Shareholders) to the Underwriters hereunder may be freely deposited with the Depositary (or with the Custodian (as defined below) as agent for the Depositary) in accordance with the Deposit Agreement against issuance of ADRs evidencing ADSs representing the Shares so deposited and sold hereunder by the Selling Shareholders.

            (i) The execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Hong Kong Underwriting Agreement, the Restructuring Documents, the Declaration of Trust, the Trust Arrangement, and the consummation of the transactions contemplated hereunder and thereunder, the sale of the Shares or ADSs to be sold by the Selling Shareholder hereunder, and the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Closing Time by such Selling Shareholder, did not, and will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument of any kind whatsoever to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the properties or assets of the Selling Shareholder is subject, except for such conflicts, breaches, violations or defaults which would not (i) individually or in the aggregate, have a Material Adverse Effect, or (ii) affect the validity of, or have any adverse effect on, the issuance and sale of the Shares and ADSs or the other transactions contemplated hereunder; and such actions did not, and will not, result in any violation of the provisions of (x) the Memorandum and Articles of Association or business licenses of the Selling Shareholder or (y) any law or statute or any rule, regulation, judgment, order, decree or Approval of any Regulatory Authority having jurisdiction over the Selling Shareholder or any of its properties.

            (j) No stamp or other issuance or transfer taxes or duties and no capital gains, income (except for taxes on their income and operations generally), withholding or other taxes are payable by or on behalf of the Underwriters or the Hong Kong Underwriters to the PRC or Hong Kong or the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Shares by the Selling Shareholders against issuance of ADRs evidencing ADSs, (ii) the sale and delivery by the Selling Shareholders of the Shares and the ADSs to or for the respective accounts of the several Underwriters, in the manner contemplated in this Agreement and in the Hong Kong Underwriting Agreement, (iii) the execution and delivery of this Agreement, and the Deposit Agreement, (iv) the sale and delivery outside of Hong Kong by the Underwriters of the ADSs and the Shares, as the case may be, to the initial purchasers thereof, in the manner contemplated in the Prospectus.

            (k) None of the Selling Shareholders has taken, directly or indirectly, any action that is designed to or constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the Securities and Futures Ordinance of Hong Kong, or otherwise, in stabilization or manipulation of the price of any security of the Company.

            (l) Under the laws of the PRC, none of such Selling Shareholder and its subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waivers and agreements of such Selling Shareholder in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement are legal, valid and binding under the laws of the PRC.

            (m) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Global Offering.

            Any certificate signed by any officer of such Selling Shareholder and to the Global Coordinators or the U.S. Representatives and the International Representatives or counsel for the Underwriters in connection with Global Offering shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase.

            (a) Each of the Company and the Selling Shareholders, severally and not jointly, hereby agrees to sell, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase or procure the purchase from the Company and the Selling Shareholders, the respective numbers of Firm ADSs set forth in Schedules I and II hereto opposite its name at U.S.$[-] per ADS (the "ADS PURCHASE PRICE"). The Underwriters may, in their discretion, require that Shares be delivered in lieu of such Firm ADSs. The purchase price per Share shall be HK$[-] (the "SHARE PURCHASE PRICE," and with the ADS Purchase Price, the "PURCHASE PRICE"). Any Hong Kong Securities and Futures Commission (the "SFC") transaction levy, investor compensation levy and HKSE trading fee payable on Shares underlying the ADSs or Shares delivered in lieu of ADSs pursuant to Section 3(c) below in the U.S. Offering and the International Offering (for the avoidance of doubt, including in the circumstances set forth in Section 3(e) below) shall be paid by the Company and the Selling Shareholders in respect of the ADSs or Shares sold by them, and the Company and the Selling Shareholders hereby authorize the Underwriters to deduct for each Share sold by them (including Shares represented by the ADSs) an amount equal to such SFC transaction levy, investor compensation levy and HKSE trading fee (equal to 0.005%, 0.002% and 0.005%, respectively, of the price to be paid by public investors in the Hong Kong Public Offering per Share) from the proceeds of the U.S. Offering and International Offering in respect of the ADSs or Shares sold by them, and the Underwriters shall pay such amount to the HKSE.

            (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Shareholders hereby grant an option to the U.S. Underwriters and International Underwriters to purchase or procure the purchase of, severally and not jointly, up to 7,844,850 Optional ADSs at the ADS Purchase Price. The Global Coordinators, may, in their discretion, require that Shares be delivered in lieu of such Optional ADSs, and the purchase price per Share shall be the Share Purchase Price. The option hereby granted may be exercised in whole or from time to time in part solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If the Global Coordinators, on behalf of the Underwriters, elect to exercise such option, the Global Coordinators shall so notify the Company and the Selling Shareholders in writing from time to time not later than 30 days after the date on which dealing of ADSs commences on the NYSE or dealing of Shares commences on the HKSE, whichever is earlier, which notice shall specify the number of Optional ADSs as to which the several Underwriters are exercising the option and the date on which such Optional ADSs are to be purchased. Such date of purchase of Optional ADSs may be the same as the First Closing Time (as defined below) but in no event earlier than the First Closing Time nor later than ten business days after the date of such notice. The maximum number of Optional ADSs to be sold by the Company is 7,131,700 and the maximum number of Optional ADSs to be sold by the Selling Shareholders is 713,150. In the event the Underwriters exercise less than their full over-allotment option, the respective number of Optional ADSs to be sold by the Company and the Selling Shareholders shall be, as nearly as practicable to eliminate fractional shares, in the same proportion to the total number of Optional Shares being sold as the respective maximum number of Optional ADSs to be sold by the Company and the Selling Shareholders bears to the total of such maximum numbers. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase or procure the purchase of the number of such Optional ADSs (subject to such adjustments to eliminate fractional shares as the Global Coordinators may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth in Schedules I or II hereto, respectively, opposite the name of such Underwriter bears to the total number of Firm ADSs. The Global Coordinators in their sole discretion shall have the authority (i) to exercise the over-allotment option on behalf of the Underwriters and (ii) to allocate the Optional ADSs between the U.S. Offering and the International Offering to cover any over-allotments.

            (c) As noted in Sections 3(a) and 3(b) above, the Underwriters or, in the case of Optional ADSs, the Global Coordinators, may, in their discretion, require that Shares be delivered in lieu of Firm ADSs or Optional ADSs at the Share Purchase Price which is expressed in Hong Kong dollars. The parties hereto agree and acknowledge that the price for each Share to be offered in the Hong Kong Public Offering to be paid by public investors in Hong Kong, will, together with a 1% brokerage fee, a 0.005% SFC transaction levy, a 0.002% investor compensation levy and a 0.005% HKSE trading fee and subject to any necessary rounding and any exchange rate fluctuations between the U.S. dollar and the Hong Kong dollar between the date of this Agreement and each Closing Date, be the same as the price per Share in the U.S. Offering and International Offering.

            (d) The Company agrees and acknowledges that (i) pursuant to the Intersyndicate Agreement, the Underwriters and the Hong Kong Underwriters have agreed that if the number of Shares validly applied for in the Hong Kong Public Offering exceeds (1) 15 times or more but less than 50 times, (2) 50 times or more but less than 100 times or (3) 100 times or more of the aggregate number of Shares initially available in such offering, then an additional 209,196,000 Shares, 313,794,000 Shares and 418,392,000 Shares, respectively, shall be reallocated to the Hong Kong Public Offering from the U.S. Offering and/or the International

Offering; provided, however, that in the event of a reallocation, the number of ADSs offered in the U.S. Offering and/or International Offering will be correspondingly reduced in such manner as the Global Coordinators, in their sole discretion, deem appropriate (Shares reallocated to the Hong Kong Public Offering in each such case are hereafter referred to as the "REALLOCATED SHARES,") and (ii) Reallocated Shares shall be delivered to the investors in the Hong Kong Public Offering in the same manner and at the same time as Hong Kong Shares originally included in the Hong Kong Public Offering (and shall be subject to such pro-ration and allocation mechanisms as are set forth in the Hong Kong Underwriting Agreement).

            In consideration for the underwriting obligations expressed herein, an amount equal to the aggregate underwriting discounts and commissions on any Reallocated Shares reallocated from the U.S. Offering and/or International Offering, as the case may be, shall be withheld by the Underwriters from the amount otherwise payable hereunder to the Company in respect of the ADSs and the Shares as if the relevant ADSs or Shares had been sold at the relevant Purchase Price hereunder. The Global Coordinators shall be entitled to the selling concession portion of the applicable underwriting discounts and commissions on such Reallocated Shares and, notwithstanding any provision herein to the contrary, the Underwriters shall have no other payment obligation to the Company or the Selling Shareholders with respect to the Reallocated Shares.

            (e) The Company acknowledges and agrees that if an Under-Subscription (as defined in the Hong Kong Underwriting Agreement) shall occur, the Global Coordinators may reallocate all or some of the Hong Kong Shares to one or more of the Underwriters in such amounts as the Global Coordinators and each such Underwriter may agree, whereupon such Underwriter will become obligated to pay the Share Purchase Price payable hereunder for such Hong Kong Shares to the Company and the Selling Shareholders, as the case may be. Underwriting discounts and commissions with respect to such reallocated Hong Kong Shares shall be allocated among the relevant Underwriters pursuant to the Intersyndicate Agreement.

            (f) The Company acknowledges and agrees that the Underwriters may satisfy their obligations to purchase or procure the purchase of any or all of the ADSs or Shares hereunder by procuring on behalf of the Company and the Selling Shareholders purchasers for the ADSs and/or Shares, respectively; provided that such obligations will not be satisfied until payment has been made by the purchasers against delivery of the ADSs and/or Shares by the Company or the Selling Shareholders, as the case may be.

      4. Terms of Public Offering.

            The Company and the Selling Shareholders are advised by the Global Coordinators that the Underwriters propose to make an offering of their respective portions of the ADSs as soon after the Registration Statement, the ADS Registration Statement and this

Agreement, and the registration made under the Japanese Securities Registration Statement, have become effective as in the judgment of the Global Coordinators is advisable, upon the terms set forth in the Prospectus.

      5. Payment and Delivery.

            (a) With respect to all or a portion of the ADSs to be purchased and sold hereunder at each Closing Time, the Global Coordinators, on behalf of the several Underwriters, may elect to have Shares delivered and paid for hereunder in lieu of, and in satisfaction of, the obligations of the Company and the Selling Shareholders to sell, and the several Underwriters' obligations to purchase or procure the purchase of, ADSs. Notice of such election shall be given by the Global Coordinators to the Company and the Selling Shareholders at least forty-eight (48) hours prior to such Closing Time (as defined below) (the "NOTIFICATION TIME") with the final number of Shares to be confirmed to the Company and the Selling Shareholders at least twenty-four (24) hours prior to such Closing Time. The number of Shares to be purchased as a result of the making of such election shall be adjusted by the Global Coordinators so as to eliminate any fractional ADSs.

            (b) If an election has been made in accordance with Section 5(a) above, the Shares to be purchased hereunder, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to the Company and the Selling Shareholders prior to the Notification Time, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Global Coordinators, through the facilities of Hong Kong Securities Clearing Company Limited ("HKSCC"), for the account of such Underwriter or as such Underwriter, or the Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer to, or, to the extent HKSCC procedures permit, official bank check or checks payable to the order of, the Company or the Selling Shareholders, as the case may be, in Hong Kong dollars or U.S. dollars, at the discretion of the Global Coordinators, in immediately available funds at each Closing Time specified in Section 5(d) below. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking at least twenty-four (24) hours prior to each Closing Time with respect thereto at the office of HKSCC. Delivery by the Company and the Selling Shareholders of the Shares will be made by book-entry transfer in the Company's registry at HKSCC to an account or accounts specified by the Global Coordinators, in such respective portions as the Global Coordinators may designate, upon notice given to the Company and the Selling Shareholders at or prior to the Notification Time.

            (c) The ADSs to be purchased hereunder and the ADRs evidencing such ADSs, in definitive form, and in such authorized denominations and registered in such names as the Global Coordinators may request upon notice to the Company and the Selling Shareholders prior to the Notification Time, shall be delivered by or on behalf of the Company or the Selling

Shareholders, as the case may be, to the Global Coordinators through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter or as such Underwriter, or the Global Coordinators on its behalf, may direct, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer through the Federal Wire System in New York of payment for such ADSs in United States dollars, in immediately available funds, to the Company's account or the Selling Shareholders' account, as the case may be (which shall be designated to the Global Coordinators by the Company and the Selling Shareholders prior to the Notification Time), at each Closing Time specified in Section 5(d) below. The Company and the Selling Shareholders will cause the certificates in global form representing the ADSs to be made available for checking at least twenty-four (24) hours prior to each Closing Time with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The Shares underlying the ADSs to be delivered hereunder shall be delivered through the facilities of the HKSCC for the account of Citibank, N.A. - Hong Kong Branch (the "CUSTODIAN"), as custodian for the Depositary against delivery of a copy of a letter confirming that the Global Coordinators have given irrevocable instructions to its correspondent bank in New York to make the wire transfer of payment for the ADSs at the Closing Time specified in Section 5(d) below.

            (d) The time and date of the deliveries and payments described in
Section 5(b) and (c) above shall be (i) with respect to the Shares delivered pursuant to Section 5(b), 9:00 a.m., Hong Kong time, (ii) with respect to the Shares underlying the ADSs (but not payment for the ADSs which is dealt with in sub-paragraph (iii) below) to be delivered under Section 5(c), 9:00 a.m., Hong Kong time, and (iii) in the case of the ADSs delivered pursuant to Section 5(c), 9:00 a.m., New York City time, in each case on November [17], 2004 or such other time and date, as the Global Coordinators, the Company and the Selling Shareholders may agree upon in writing. The time and date of delivery and payment with respect to the Optional ADSs, shall be 9:00 a.m., Hong Kong time, in the case of Optional ADSs delivered in the form of Shares, and 9:00 a.m., New York City time, in the case of Optional ADSs, in each case on the date specified by the Global Coordinators in the written notice given by the Global Coordinators of the election to purchase such Optional ADSs, or such other time and date, as the Global Coordinators, the Company and the Selling Shareholders may agree upon in writing. Such times and dates for deliveries of, and payments for, the Firm ADSs, whether in the form of Shares or ADSs is herein called the "FIRST CLOSING TIME," such times and dates for delivery of, and payment for, the Optional ADSs, whether in the form of Shares or ADSs, if not the First Closing Time, is herein called the "OPTIONAL CLOSING TIME," and each such time and date for delivery and payment is herein called a "CLOSING TIME."

            It is understood and agreed by the parties hereto that no delivery or transfer of the ADSs or Shares to be purchased and sold hereunder at a Closing Time shall be effective until and unless payment therefor has been made pursuant hereto and each of DTC, HKSCC and the Company and the Selling Shareholders shall have furnished or caused to be furnished to the Global Coordinators, on behalf of the Underwriters, at such Closing Time certificates and other evidence reasonably satisfactory to the Global Coordinators of the execution in favor of the Underwriters of the transfer of the Shares and ADSs, whether by delivery in DTC, HKSCC or otherwise.

            At each Closing Time, to the extent any payments described in
Section 7(m), payable to the Underwriters at such Closing Time are not deducted from each payment check or wire transfer, the Company and the Selling Shareholders shall pay, or cause to be paid, such amounts to the Global Coordinators on behalf of the Underwriters by wire transfer or official bank check(s) in U.S. dollars or Hong Kong dollars, at the discretion of the Global Coordinators, in immediately available funds to the account or accounts specified by the Global Coordinators.

            (e) The documents to be delivered at each Closing Time by or on behalf of the parties hereto pursuant to this Section 5, including the cross-receipt for the Shares and ADSs, any additional documents reasonably requested by the Underwriters and the copies of irrevocable wire transfer instructions by the Global Coordinators to their corresponding banks of payment for Share and ADS, shall be delivered at the offices of Shearman & Sterling LLP at 12th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong (the "CLOSING LOCATION"), and the Shares and ADSs will be delivered as specified in Sections 5(b) and 5(c) above, all at such Closing Time. A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the business day immediately preceding such Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

      6. Conditions to the Underwriters' Obligations.

            The several obligations of the Underwriters hereunder to purchase the ADSs or Shares to be delivered at any Closing Time, shall be subject to the condition that all representations and warranties and other statements of the Company and each of the Selling Shareholders made herein are, at and as of such Closing Time, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed their respective obligations hereunder theretofore to be performed, and the following further conditions; provided, however, that with respect to the First Closing Time, the latest time for the Underwriters hereunder to exercise their discretion with respect to the conditions set forth in this Section 6 shall be prior to the first delivery of ADSs or Shares by the Company and the Selling Shareholders at the First Closing Time (as defined above); and provided further that all agreements and documents to be delivered at the First Closing Time pursuant to this Agreement shall be deemed to be held in escrow at the Closing Location at such time:

            (a) The U.S. Prospectus shall be in a form approved by the Global Coordinators and shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; if the

Company has elected to rely upon Rule 462(b), the Rule 462 Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the best of the Company's knowledge, threatened by the Commission;

            (b) Subsequent to the execution and delivery of this Agreement and prior to any Closing Time, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, business prospects or results of operations of the Company and its Subsidiaries taken as one enterprise which makes it, in the sole judgment of the Global Coordinators, impracticable or inadvisable to proceed with the Global Offering or deliver the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus; (ii) trading generally shall have been suspended or limited on or by, as the case may be, any of the NYSE, the Nasdaq National Market, the HKSE or the Tokyo Stock Exchange; (iii) trading of any securities of the Company shall have been suspended or materially limited on the NYSE or the HKSE or in any over-the-counter market, or minimum prices for trading shall have been set by order of the Commission, the NYSE or the HKSE; (iv) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Hong Kong, Japan or the European Union which makes it, in the sole judgment of the Global Coordinators, impracticable or inadvisable to proceed with the Global Offering or deliver the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus; (vi) a general moratorium on commercial banking activities in the United States, Hong Kong, the PRC or Japan declared by the relevant authorities;
(vii) a change or development involving a prospective change in taxation affecting the Company, the Shares or the ADSs or the transfer thereof which makes it, in the sole judgment of the Global Coordinators, impractical or inadvisable to proceed with the Global offering or deliver the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus; (viii) the outbreak or escalation of hostilities involving the United States, Hong Kong or the PRC or the declaration by the United States, Hong Kong or the PRC of a national emergency or war or any other national or international calamity, crisis or emergency the effect of which makes it, in the sole judgment of the Global Coordinators, impracticable or inadvisable to proceed with the Global offering or deliver the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus; or (ix) the occurrence of any material adverse change or any development or event involving a prospective change in the existing financial, political or economic conditions or currency exchange rates or exchange controls in the United States, Hong Kong, the PRC or elsewhere which, in the sole judgment of the Global Coordinators, impracticable or inadvisable to market, sell, issue or distribute the ADSs or the Shares, as the case may be, on the terms and in the manner contemplated in the Prospectus.

            (c) The Underwriters shall have received a certificate, dated the date of such Closing Time and signed by the Chief Executive Officer and a principal accounting or financial officer of each of the Company and the Selling Shareholders, satisfactory to the Global Coordinators, to the effect set forth in Sections 6(a) and 6(b) above and to the effect that the representations and warranties of the Company, or the Selling Shareholders, as the case may be, contained in this Agreement are true and correct as at such Closing Time and that the Company, or the Selling Shareholders, as the case may be, has performed its obligations hereunder on or before such Closing Time.

            (d) The Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("SKADDEN"), United States counsel to the Company and the Selling Shareholders, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, in the form attached hereto as Annex A.

            (e) The Underwriters shall have received an opinion of Linklaters, Hong Kong counsel to the Company, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, and in the form attached hereto as Annex B.

            (f) The Underwriters shall have received an opinion of Haiwen & Partners, PRC counsel to the Company and the Selling Shareholders, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, in the form attached hereto as Annex C.

            (g) The Underwriters shall have received an opinion of Shimazaki International Law Office, Japanese counsel to the Company and the Selling Shareholders, addressed to the Underwriters and dated the date of such Closing Time, in form and substance satisfactory to the Representatives and the Global Coordinators, and in the form attached hereto as Annex D.

            (h) The Underwriters shall have received an opinion of Patterson, Belknap, Webb & Tyler LLP, United States counsel to the Depositary, addressed to the Underwriters and dated the date of the First Closing Time, in the form attached hereto as Annex E.

            (i) The Underwriters shall have received an opinion from each of Freshfields Bruckhaus Deringer (with respect to Hong Kong law), Rodyk & Davidson (with respect to Singapore law) and Wilkinson Barker Knauer, LLP (with respect to U.S.
law) relating to issues with respect to the operations of Asia Netcom and its subsidiaries in those respective jurisdictions, addressed to the Underwriters and dated the date of such Closing Time, in the forms attached hereto as Annex F.

            The opinions described in Sections 6(d), 6(e), 6(f), 6(g), 6(h) and 6(i) above shall be rendered to the Underwriters at the request of the Company and the Selling Shareholders and shall so state therein.

            (j) The Underwriters shall have received an opinion of Shearman & Sterling LLP, United States counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request. In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Company and all other matters governed by Hong Kong laws upon the opinion of Linklaters and as to all matters governed by the laws of PRC upon the opinions of Haiwen & Partners referred to above.

            (k) The Underwriters shall have received an opinion of Baker & McKenzie, Hong Kong counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request.

            (l) The Underwriters shall have received an opinion of Commerce & Finance Law Offices, PRC counsel to the Underwriters, addressed to the Underwriters and dated the date of such Closing Time, covering such matters as the Underwriters may reasonably request.

            (m) The Underwriters shall have received an opinion of Tomotsune & Kimura, Japanese counsel to the Underwriters, addressed to the Underwriters and dated the date of the First Closing Time, covering such matters as the Underwriters may reasonably request.

            (n) The U.S. Underwriters and the International Underwriters, respectively, shall have received, on the date hereof and at each Closing Time, a letter dated the date hereof or dated the date of such Closing Time, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and in substantially the respective forms of U.S. Comfort Letter and International Comfort Letter attached to this Agreement as Exhibit A; provided that the letters delivered at the First Closing Time shall use one or more "cut-off dates", the latest of which is not earlier than three days prior to the First Closing Time.

            (o) The Company and the Depositary shall have executed and delivered the

Deposit Agreement, in form and substance satisfactory to the Representatives and the Global Coordinators, and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the shares and the issuance of the ADSs in accordance with the Deposit Agreement.

            (p) The Depositary shall have delivered to the Company at such Closing Time certificates satisfactory to the Global Coordinators evidencing the deposit with the Depositary of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Closing Time, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

            (q) Each Selling Shareholder shall have completed the transactions contemplated by this Agreement, including, without limitation, delivering the Shares it is obligated to sell to the Representatives.

            (r) On or prior to the First Closing Date, the Representatives shall have received from each Selling Shareholder a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            (s) The ADSs shall have been listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

            (t) The Hong Kong Underwriting Agreement shall have been executed by the parties thereto and shall have become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional.

            (u) On or prior to the First Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC and the Shares in ordinary form shall be eligible for clearance and settlement through the facilities of the CCASS.

            (v) [On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from CNC Fund[, and each person who is a director or officer, in each case] substantially in the form attached hereto as Exhibit B.]

            (w) No consent, approval, authorization, order, filing, registration or qualification of or with any Regulatory Authority, is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of

ADRs evidencing the ADSs to be delivered or the consummation by the Company or the Selling Shareholders of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Securities Act of the Shares and the ADSs, (B) such Approval as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside Hong Kong and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the account of the Underwriters.

            (x) With respect to each of the U.S. Offering, the International Offering and the Hong Kong Public Offering, the U.S. Underwriters, the International Underwriters and the Hong Kong Underwriters, as the case may be, shall not have terminated the U.S. Offering, the International Offering and the Hong Kong Public Offering, as the case may be, in accordance with the terms of this Agreement and the Hong Kong Underwriting Agreement, as the case may be.

            (y) The closing of the purchase and sale of the Hong Kong Shares to be issued and sold by Company pursuant to the Hong Kong Underwriting Agreement shall have occurred prior to or concurrently with the closing of the purchase of the Shares described herein.

            (z) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, nor transferred or distributed any cash or other assets to any third party or any affiliate.

            (aa) The Company shall have complied with the provisions of Section 7(a) hereof with respect to the furnishing of prospectuses on the business day in New York next succeeding the date of this Agreement.

            (bb) The registration made under the Japanese Securities Registration Statement in connection with the Japanese POWL shall have become effective pursuant to the Securities and Exchange Law of Japan not later than November [12], 2004 and shall have remained effective at such Closing Time; and no notice of a hearing, from which an order suspending the effectiveness of such registration may result, shall have been given on or before such Closing Time.

            (cc) The Underwriters shall have received such other documents and certificates as they or their counsel have reasonably requested, after consultation with the Company and the Company's counsel.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required herein, or if any of the certificates, opinions, written statements or letters furnished to the U.S. Representatives and the International Representatives pursuant to this Section 6 shall not be in all respects satisfactory in form and substance to the Global Coordinators and their U.S. counsel, all obligations of the Underwriters hereunder may be cancelled by the Global Coordinators at, or at any time prior to, such Closing Time. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing, or by telephone, telex or telegraph, confirmed in writing.

      7. Covenants of the Company and the Selling Shareholders. In further consideration of the agreements of the Underwriters herein contained, the Company and the Selling Shareholders, as applicable, covenant with each Underwriter as follows:

            (a) The Company will furnish to the Global Coordinators, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriters, without charge, in New York City prior to 1:00 p.m. New York City time, and in Hong Kong prior to 5:00 p.m. Hong Kong time, on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(b) and 7(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

            (b) If the Registration Statement is declared effective prior to the execution and delivery of this Agreement, the Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with subparagraph
(1) (or, if applicable and if consented to by the Representatives, subparagraph
(4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Registration Statement is declared effective. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Registration Statement is declared effective prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Shares under the Securities Act but the additional registration statement has not been declared effective as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the U.S. Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

            (c) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the U.S. Prospectus or the ADS Registration Statement and will not effect such amendment or supplementation without the Representatives' prior consent; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its effectiveness is subsequent to the execution and delivery of this Agreement) and the ADS Registration Statement (if its effectiveness is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectus or the ADS Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (d) If, during such period after the first date of the public offering of the Shares the Prospectus is required by law to be delivered in connection with sales thereunder, any event shall occur or condition exist as a result of which the Prospectus includes an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will notify the Representatives of any such event, prepare, file with the Commission and furnish, at its own expense to the Underwriters and to the dealers (whose names and addresses the Global Coordinators will furnish to the Company) to which ADSs or Shares may have been sold and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented, in the light of the circumstances in which they were made when the Prospectus is delivered to a purchaser, will not be misleading, and so that the Prospectus, as amended or supplemented, will comply with law.

            (e) The Company will advise the Representatives and the Global Coordinators, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares or the ADSs for offering and sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

            (f) The Company will endeavor to qualify the Shares or ADSs (including Shares underlying ADSs) for offer and sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Global Coordinators shall reasonably request and will pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, and maintain such qualification in effect so long as required for the distribution of the ADSs or the Shares, and in connection with any review of the offering of the ADSs or the Shares by National Association of Securities Dealers, Inc. (the "NASD"); provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the ADSs and the Shares, in any jurisdiction where it is not now so subject.

            (g) The Company will make generally available to the Company's security holders and to the Global Coordinators as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (i) an earning statement covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and
(ii) audited consolidated financial statements of the Company for the year ending December 31, 2004, in each case prepared under HK GAAP (with a reconciliation to U.S. GAAP) on a basis consistent with the consolidated financial statements included in the Prospectus.

            (h) The Company agrees to deposit the Shares with the Depositary or otherwise deliver them in accordance with Section 5 hereof and to comply with all other terms of the Deposit Agreement so that ADRs evidencing ADSs will be executed, issued and, if applicable, countersigned by the Depositary and delivered to the several Underwriters at the First Closing Time or any Optional Closing Time, as the case may be.

            (i) The Company will apply the net proceeds from the sale of the ADSs and the Shares pursuant to the Global Offerings as set forth under the caption "Use of Proceeds" in the Prospectus.

            (j) For the five-year period commencing on the date of this Agreement, the Company agrees to file with, or deliver to, the HKSE, the SFC, the NYSE, MII, the CSRC, the Commission, the KLFB and any other Regulatory Authority in Hong Kong, the PRC, the United States and Japan, such relevant reports, documents, agreements and other information which may from time to time be required by applicable law or regulation to be so filed or delivered.

            (k) The Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in Hong Kong or the PRC or any other jurisdiction which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Shares or the ADSs and the execution and delivery of the Underwriting Agreements and the Deposit Agreement. In addition, the Company and the Selling Shareholders, jointly and severally, agree to indemnify and hold the Underwriters harmless against any SFC transaction levy, investor compensation levy, HKSE trading fee or brokerage fee which may be required to be paid in connection with the offer, sale, distribution and issuance of the Shares or Shares underlying the ADSs to be purchased hereunder and pursuant to the Hong Kong Public Offering and under the Hong Kong Underwriting Agreement (whether delivered in the form of Shares and ADSs) and the listing of the Shares on the HKSE. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (l) None of the Company, its affiliates or any person acting on its or their behalf (provided that no representation is made with respect to any Underwriter) has engaged or will engage in (i) any directed selling efforts (as that term is defined in Regulation S) with respect to any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus, or (ii) any general solicitation or general advertising in the United States with respect to the any Shares or ADSs other than those Shares or ADSs being offered or sold in the U.S. Offering pursuant to the U.S. Prospectus; and the Company, its affiliates and each person acting on its or their behalf (provided that no representation is made with respect to any Underwriter) have complied and will comply with any applicable offering restriction requirements of Regulation S.

            (m) [THIS PARAGRAPH SUBJECT TO FURTHER CONFIRMATION BY THE UNDERWRITERS] [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance by the Company and the Selling Shareholders of their respective obligations under this Agreement, including, but not limited to: (i) the preparation, issuance and delivery of stock certificates representing the Shares and ADRs evidencing the ADSs, including printing and engraving fees, (ii) the fees, disbursements and expenses of the counsel to the Company and the Selling Shareholders and the Company's accountants, appraisers and valuators of the Company's assets in connection with the transactions contemplated hereby and all other fees, costs or expenses arising in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus, the Prospectus and the Hong Kong Prospectus, and amendments and supplements to any of the foregoing, including all printing, graphic and document production, and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Hong Kong Underwriters and dealers, in quantities hereinabove specified, (iii) the fees, disbursements and expense of the Company's public relations firm, (iv) all costs and expenses related to the transfer and delivery of the Shares and the ADSs to the Underwriters, including any SFC transaction levy, investor compensation levy, HKSE trading fee and other stock transfer or other taxes and any brokerage fee payable thereon, (v) the cost of printing or producing any United States or foreign Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares or ADSs under foreign or state securities laws (including, but not limited to, the expenses relating to preparing and printing the Canadian "wrap" in connection with the offer and sale of the Shares or ADSs in

Canada, the expenses relating to preparing, printing and filing the Japanese Securities Registration Statement and the Japanese Prospectus in connection with the Japanese POWL in Japan, and all expenses in connection with the qualification of the Shares or ADSs for offer and sale under foreign or state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification, in connection with preparation of the Blue Sky or legal investment memorandum, (vi) all fees and expenses of the Depositary which the Company has agreed to pay pursuant to the Deposit Agreement and the costs and charges of the Custodian and any transfer agent or registrar, (vii) all NASD filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares or ADSs by the NASD, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares or ADSs and all costs and expenses incident to listing the ADSs on the NYSE and the Shares on the HKSE, (ix) the roadshow expenses incurred by the Company in connection with the Global Offering, and (x) all other costs and expenses of the Company incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 7(m).)

            (n) The Company will not use, and will cause each Subsidiary not to use, the proceeds from the sale of its Shares or ADSs, in the Company, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares or ADSs in the Global Offering, by virtue of their purchasing or holding any Shares or ADSs, to violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or enabling legislation, or executive order relating thereto in connection with business, operations, or contracts with any governments, entities, or persons subject to sanctions under the foreign assets control regulations (31 CFR, Subtitle B, Chapter V, as amended), or any "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) or in connection with contracts in support of projects in or for the benefit of those countries or those persons.

            (o) None of the Selling Shareholders will use the proceeds from the sale of their Shares or ADSs, in the Company, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares or ADSs in the Global Offering, by virtue of their purchasing or holding any Shares or ADSs, to violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or enabling legislation, or executive order relating thereto in connection with business, operations, or contracts with any governments, entities, or persons subject to sanctions under the foreign assets control regulations (31 CFR, Subtitle B, Chapter V, as amended), or any "Blocked Person" (identified in 31 CFR, Subtitle B, Chapter V, Appendix 1) or in connection with contracts in support of projects in or for the benefit of those countries or those persons.

            (p) In connection with the listing of the Company's securities, including the

Shares in ordinary form and those deposited in respect of ADSs, on the HKSE, and the ADSs on the NYSE, the Company will furnish from time to time any and all documents, instruments and information required to be provided to the HKSE or the NYSE, as applicable.

            (q) For the five-year period commencing on the date of this Agreement, the Company will furnish to the Company's shareholders, in accordance with applicable laws and regulations, an annual report in English (including a balance sheet and profit and loss accounts, owner's equity and cash flows of the Company and its consolidated subsidiaries) certified by independent public accountants and prepared in conformity with HK GAAP together with a reconciliation to U.S. GAAP of net income, owner's equity and, as necessary, other selected balance sheet and profit and loss accounts items and, as soon as practicable after the end of the second quarter of each fiscal year profit and loss accounts prepared in conformity with HK GAAP, together with a reconciliation to U.S. GAAP of certain items contained in such statements.

            (r) The Company will, during a period of two years from the effective date of the Registration Statement, furnish to the Global Coordinators copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Global Coordinators, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished by the Company to its shareholders generally or to the Commission), as well as such additional information concerning the business and financial condition of the Company as the Global Coordinators may from time to time reasonably request.

            (s) Upon the request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares; provided, however, that the trademarks, servicemarks and corporate logo shall be used solely for the purpose described above, and the right to use such trademarks, servicemarks and corporate logo is granted without any fee and may not be assigned or transferred.

            (t) For the five-year period commencing on the date of this Agreement, the Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the U.S. Sarbanes-Oxley Act of 2002, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the U.S. Sarbanes-Oxley Act of 2002.

            (u) Prior to completion of the Global Offering, the Company will not (and will cause the Subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the Securities and Futures Ordinance of Hong Kong, or otherwise, in stabilization or manipulation of the price of any security of the Company.

            (v) Prior to the completion of the Global Offering, none of the Selling Shareholders will take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result, under the Exchange Act, the Securities and Futures Ordinance of Hong Kong, or otherwise, in stabilization or manipulation of the price of any security of the Company.

            (w) Each Selling Shareholder will advise the Global Coordinators promptly, and if requested, will confirm such advice in writing, so long as delivery of a Prospectus relating to the Shares by an Underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the ADR Registration Statement or the Prospectus relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus, in each case which becomes known to such Selling Shareholder.

            (x) The Company will use its commercially reasonable efforts to maintain the listings of the ADSs on the NYSE and the Shares on the HKSE for five years from the date of this Agreement.

            (y) The Company agrees that it will not acquire all or any portion of the shares or assets of PCCW Limited for at least six months after the date of the Prospectus.

            (z) Each of the Company, China Netcom Group and CNC BVI hereby agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date on which trading in the shares of the Company commences on the Hong Kong Stock Exchange (the "LOCK-UP PERIOD"),
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act relating to, any ADSs or Shares or any substantially similar securities (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such ADSs or Shares or any substantially similar securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of share capital or such other securities, in cash or otherwise, or
(iii) publicly disclose that it will or may enter into any transaction described above. The foregoing sentence shall not apply to (i) the sale of the ADSs or Shares hereunder or pursuant to the Hong Kong Public Offering, (ii) the issuance of the ADSs or Shares by the Company upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the final document of which the Underwriters have been advised in writing, or (iii) transactions by any person other than the Company relating to ADSs, Shares or other securities acquired in open market transactions after the completion of the Global Offering. The 180-day restricted period described above is subject to extension such that, in the event that either (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the "lock-up" restrictions described above will, except if otherwise waived in writing by the Global Coordinators on behalf of the Underwriters, continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or event.

            (aa) Each of the PRC Selling Shareholders hereby agrees that, without the prior written consent of the Global Coordinators on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending two years after the date on which trading in the shares of the Company commences on the Hong Kong Stock Exchange, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act relating to, any ADSs or Shares or any substantially similar securities (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such ADSs or Shares or any substantially similar securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any such transaction described in clause (x) or
(y) above is to be settled by delivery of share capital or such other securities, in cash or otherwise, or (z) publicly disclose that it will or may enter into any transaction described above. The foregoing sentence shall not apply to (i) the sale of the ADSs or Shares hereunder or pursuant to the Hong Kong Public Offering, or (ii) transactions by any person other than the PRC Selling Shareholders relating to ADSs, Shares or other securities acquired in open market transactions after the completion of the Global Offering. The two-year restricted period described above is subject to extension such that, in the event that either (i) during the last 17 days of the two-year restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the two-year restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the two-year period, the "lock-up" restrictions described above will, except if otherwise waived in writing by the Global Coordinators on behalf of the Underwriters, continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or event.

            (bb) The Company agrees to indemnify and hold harmless the Underwriters from and against (i) any and all actions, claims (whether or not any such claim involves or results in any actions, or proceedings), demands, investigations and proceedings from time to time made or brought or threatened to be made or brought against any of them, and (ii) all cost, fees, expenses, liabilities (including without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim), losses and damages of any nature whatsoever suffered or incurred by any of them, directly or indirectly, as a result of, arising out of or in connection with the deposit of securities of the Company to be sold by the Selling Shareholders into Central Clearing and Settlement System established and operated by HKSCC ("CCASS") by any of the Underwriters (or procured to be deposited into CCASS by any of them) for the purpose of and/or the consummation of the transaction contemplated herein.

            (cc) The Selling Shareholders hereby agree to bear their respective shares and the investors' shares of the Hong Kong stamp duty in the aggregate of 0.2% of the final offer price per Share payable in accordance with the applicable laws of Hong Kong in respect of each Share sold by the Selling Shareholders under the Global Offering.

      8. Indemnity and Contribution.

            (a) The Company and China Netcom Group, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, and selling agents, each affiliate of an Underwriter selling ADSs or Shares on behalf of an Underwriter, if any, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "INDEMNIFIED UNDERWRITER PARTY"), from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Underwriter Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions on claims in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus, or the Japanese Prospectus, in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Underwriter Party for any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and China Netcom Group will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

            (b) Each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Indemnified Underwriter Party, from and against any and all losses, claims, damages and liabilities to which such Indemnified Underwriter Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus, or the Japanese Prospectus, in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Underwriter Party for any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with any written information provided to the Company by or on behalf of such Selling Shareholder for use in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement, the Preliminary Prospectus, the Prospectus, the Japanese Prospectus or any amendments or supplements thereto.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and the ADS Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders (each, an "INDEMNIFIED COMPANY PARTY"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Indemnified Company Party in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities (or actions or claims in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, the Preliminary Prospectus or the Prospectus or the Japanese Prospectus, in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in any such document.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) and 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, but the failure so to notify the indemnifying party (i) will not relieve it from liability under
Section 8(a), 8(b) or 8(c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a), 8(b) or 8(c) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the actual or potential defendants in or targets of any such proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iv) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within, a reasonable time after receipt of the foregoing request from the indemnified party. The indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Global Coordinators, in the case of parties indemnified pursuant to Section 8(a) and
(b), and by the Company, in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (e) To the extent the indemnification provided for in Section 8(a),
(b) or (c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section 8(a), (b) or (c), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of
ADSs) or (ii) if the allocation provided by Section 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) shall be deemed to be in the same respective proportions as the net proceeds from the offering the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate the ADS Purchase Price (or Share Purchase Price, in the event of an election by the Underwriters to receive Shares in lieu of ADSs). The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) they have purchased hereunder, and not joint.

            (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs) underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (g) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability that the Company and the Selling Shareholders may otherwise have; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have.

            (h) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Selling Shareholders or any person controlling any of the Selling Shareholders and (iii) acceptance of and payment for any of the ADSs (or Shares, in the event of an election by the Underwriters to receive Shares in lieu of ADSs).

      9. Termination.

            This Agreement may be terminated by the Global Coordinators by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 6(b) shall have occurred. If this Agreement is terminated, such termination shall be without liability of any party to any other party except as provided in Section 7(m); provided that the indemnity and contribution agreements contained in Section 8, the waiver of immunity contained in Section 11(d) and, if any ADSs or Shares have been purchased hereunder, the representations, warranties and commitments of the Company and the Selling Shareholders set forth in this Agreement, shall survive such termination and remain full force and effect.

      10. Effectiveness; Defaulting Underwriters.

            (a) This Agreement shall become effective upon the later of (i) execution and delivery hereof by the parties hereto and (ii) release of notification of the effectiveness of the Registration Statement and the ADS Registration Statement by the Commission.

            (b) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Closing Time, the Global Coordinators may in their discretion arrange for themselves or another party or other parties to purchase such ADSs on the terms contained herein. If, within thirty-six hours after such default by any Underwriter, the Global Coordinators do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Global Coordinators to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Global Coordinators notify the Company that they have so arranged for the purchase of such ADSs, or the Company notifies the Global Coordinators that it has so arranged for the purchase of such ADSs, the Global Coordinators or the Company shall have the right to postpone such Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Global Coordinators may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this
Section 10(b) with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

            (c) If, at the First Closing Time or any Optional Closing Time any one or more of the Underwriters shall fail or refuse to purchase the ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting

Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-eleventh of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in
Schedule I or Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Global Coordinators may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-eleventh of such number of ADSs without the written consent of such Underwriter. If, at the First Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-eleventh of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to the Global Coordinators and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Global Coordinators or the Company shall have the right to postpone the First Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on any Optional Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Optional ADSs and the aggregate number of Optional ADSs with respect to which such default occurs is more than one-eleventh of the aggregate number of Optional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Optional ADSs or
(ii) purchase not less than the number of Optional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this Section 10(c) shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            (d) If this Agreement shall be terminated pursuant to Section 9 hereof, none of the Company or the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7(m) and 9 hereof; but, if for any other reason ADSs or Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, each of the Company and the Selling Shareholders pro rata (based on the number of ADSs or Shares to be sold by the Company and the Selling Shareholders hereunder), will reimburse the Underwriter through the Global Coordinators for all out-of-pocket expenses approved in writing by the Global Coordinators, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but none of the Company and the Selling Shareholders shall then be under any further liability to any Underwriter in respect of the ADSs or Shares not so delivered except as provided in Section 7(m) and 9 hereof.

      11. Governing Law; Jurisdiction.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

            (b) Each of the parties hereto hereby expressly and irrevocably (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by any Underwriter may be instituted in any Federal or state courts in the Borough of Manhattan in the City of New York (each, a "NEW YORK COURT"); (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought by any Underwriter in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, which submission shall not in any way limit an enforcement of any judgment, decision or award in the courts of any jurisdiction where such party has assets. Each of the Company and the Selling Shareholders agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the Company and the Selling Shareholders hereby irrevocably waives any right to invoke jurisdiction it may have to any court by virtue of the laws of the PRC.

            (c) Each of the Company and the Selling Shareholders has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "PROCESS AGENT"), as its authorized agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by any Underwriter in such New York Court. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in The City of New York on terms substantially similar to those contained in this Section 11 and reasonably satisfactory to the Global Coordinators. If the Process Agent shall cease to act as agent for services of process, the Company and/or the Selling Shareholders, as the case may be, shall appoint, without unreasonable delay, another such agent, and notify you of such appointment. Each of the Company and the Selling Shareholders represents to the Global Coordinators that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. Such service may be made by delivering a copy of such process to each of the Company and the Selling Shareholders in care of the Process Agent as the address specified above for the Process Agent and obtaining a receipt therefor, and each of the Company and the Selling Shareholders hereby authorizes and directs such Process Agent to accept such service on its behalf. Each of the Company and the Selling Shareholders represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit, action or proceeding.

            (d) Each of the Company and the Selling Shareholders, in respect of itself and its properties and revenues (and, to the extent it may lawfully do so, in respect of the Subsidiaries and their properties and revenues), expressly and irrevocably waives, any right of immunity to which it or they may otherwise be entitled or become entitled, on the grounds of sovereignty or otherwise (including any immunity from the jurisdiction of any court, from service of process, from attachment prior to judgment or in aid of execution or otherwise, from execution pursuant to a judgment or an arbitral award, or from any other legal process in any jurisdiction,) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders hereby agrees that the waiver in this provision is not subject to withdrawal in any jurisdiction or under any statute, including the United States Foreign Sovereign Immunities Act. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Company or the Selling Shareholders, as the case may be, with respect to this Agreement and the transactions contemplated hereby.

      12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Global Coordinators could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of each of the Company and the Selling Shareholders in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following actual receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to each of the Company or the Selling Shareholders, as the case may be, an amount equal to the excess of the United States dollars so purchased (based on amounts actually received) over the sum originally due to such Underwriter hereunder.

      13. Time of the Essence. Time shall be of the essence with respect to this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the

Commission's office in Washington, D.C. is open for business.

      14.   Notices.

            (a) In all dealings hereunder, the Global Coordinators shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Global Coordinators as the representatives of the several Underwriters.

            (b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Global Coordinators, in care of:

                  (i) China International Capital Corporation Limited 28th Floor, China World Tower 2
                        No. 1 Jian Guo Men Wai Avenue
                        Beijing 100004, P.R.C.
                        Attention: Equity Capital Markets
                        Facsimile No.: (86-10) 6505-1156;

                  (ii)  Citigroup Global Markets Asia Limited
                        50th Floor, Citibank Tower
                        Citibank Plaza, 3 Garden Road
                        Central, Hong Kong
                        Attention: General Counsel
                        Facsimile No.: (852) 2501-8105;

                  (iii) Goldman Sachs (Asia) L.L.C.
                        68th Floor, Cheung Kong Centre
                        2 Queen's Road Central
                        Hong Kong
                        Attention: Legal Department
                        Facsimile No.: (852) 2978-0440;

if to the Company shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Company at:

                        China Netcom Group Corporation (Hong Kong) Limited 59th Floor, Bank of China Tower

                        1 Garden Road
                        Central, Hong Kong
                        Attention: [-].
                        Facsimile No.: (8610) [-];

if to the Selling Shareholders shall be sufficient in all respects if delivered or sent by registered mail, or by telex or facsimile transmission promptly confirmed by a writing delivered or sent by registered mail, to the Selling Shareholders in care of:

                        [China Network Communications Group Corporation]
                        Attention: [-].
                        Facsimile No.: [-];

provided, however, that any notice to any Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex, or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by the Global Coordinators on request.

      15.   Successors.

            This Agreement shall be binding upon, and inure solely to the benefit of, the several Underwriters, and the Company and the Selling Shareholders and, to the extent provided in Section 8 hereof, the officers and directors of the Company, and each person who controls the Company, the Selling Shareholders or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely or such purchase.

      16.   Counterparts.

            This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      17.   Headings.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                        Very truly yours,

                        CHINA NETCOM GROUP CORPORATION
                        (HONG KONG) LIMITED

                        By: ______________________________________
                            Name:
                            Title:

                        CHINA NETWORK COMMUNICATIONS GROUP
                        CORPORATION

                        By: ______________________________________
                            Name:
                            Title:

                        CHINA NETCOM GROUP CORPORATION (BVI)
                        LIMITED, on behalf of itself and as Trustee for certain of the Selling Shareholders

                        By: ______________________________________
                            Name:
                            Title:

                        CHINA NETWORK COMMUNICATIONS GROUP
                        CORPORATION, as Attorney-in-Fact on
                        behalf of the Selling Shareholders:

                        (1)   The Chinese Academy of Sciences

                        (2) Information and Network Center of the State Administration of Radio, Film and Television

                        (3)   China Railways Telecommunications Center

                        (4)   Shanghai Alliance Investment Limited

                        (5) Shandong Provincial State-owned Assets Supervision and Administration Commission

                        By: ______________________________________
                            Name:
                            Title:

Accepted as of the date hereof:

China International Capital Corporation Limited
Citigroup Global Markets Inc.
Goldman Sachs (Asia) L.L.C.

Acting severally on behalf of themselves and as attorney-in-fact for each of the U.S. Underwriters named in Schedule I hereto.

By:   China International Capital Corporation Limited

By: ______________________________________
     Name:
     Title:

By:   Citigroup Global Markets Inc.

By: ______________________________________
     Name:
     Title:

By:   Goldman Sachs (Asia) L.L.C.

By: ______________________________________
     Name:
     Title:

China International Capital Corporation Limited
Citigroup Global Markets Limited
Goldman Sachs (Asia) L.L.C.

      Acting severally on behalf of themselves and as attorney-in-fact for each of the International Underwriters named in Schedule II hereto.

By:   China International Capital Corporation Limited

By: ______________________________________
     Name:
     Title:

By:   Citigroup Global Markets Limited

By: ______________________________________
     Name:
     Title:

By:   Goldman Sachs (Asia) L.L.C.

By: ______________________________________
     Name:
     Title:

China International Capital Corporation Limited as Global Coordinator

By: ______________________________________
     Name:
     Title:

Citigroup Global Markets Asia Limited
as Global Coordinator

By: ______________________________________
     Name:
     Title:

Goldman Sachs (Asia) L.L.C.
as Global Coordinator

By: ______________________________________
     Name:
     Title:

                                                                      SCHEDULE I

                                U.S. UNDERWRITERS

                                                  Number of Firm ADSs
                  Underwriter                       To Be Purchased
-------------------------------------------       -------------------
China International Capital Corporation Limited

Citigroup Global Markets Inc.

Goldman Sachs (Asia) L.L.C.

      Total U.S. Firm ADSs

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                  Number of Firm ADSs
                  Underwriter                       To Be Purchased
-------------------------------------------       -------------------
China International Capital Corporation Limited

Citigroup Global Markets Limited

Goldman Sachs (Asia) L.L.C.

      Total International Firm ADSs

                                                                    SCHEDULE III

                  SUBSIDIARIES AND COMPANY PERCENTAGE OWNERSHIP

                               Company Percentage

Name of PRC Subsidiary                                             Ownership (%)
------------------------------------                               -------------
China Netcom (Group) Company Limited                                    100%

                                                                Company Percentage
Name of Non-PRC Subsidiary                                        Ownership (%)
------------------------------------                            ------------------
China Netcom Corporation International Limited                          100%
Asia Netcom Corporation Limited                                         100%
China Netcom (USA) Operations Limited                                   100%
Asia Netcom Corporation (Singapore) Pte. Limited.                       100%
Asia Netcom Asia Pacific Limited                                        100%
Asia Netcom Asia Pacific Commercial Limited                             100%
Asia Netcom Hong Kong Limited                                           100%
Asia Global Crossing Finance Co., Ltd.                                  100%
Asia Global Ireland Limited.                                            100%
South Asia ANC Philippines Services Inc.                                100%
Asia Netcom Australia Pty Ltd.                                          100%
Asia Netcom Service (S) Pte. Ltd.                                       100%
Asia Netcom (Holding) Thailand Ltd.                                      49%
Asia Netcom Korea Ltd.                                                  100%
Asia Netcom Japan Corp.                                                 100%
Asia Netcom Tsushin Corp.                                               100%
Asia Netcom India Private Limited                                        99%
Asia Netcom USA, Inc.                                                   100%
Asia Netcom Services Sdn. Bhd.                                          100%
Southeast Asia Netcom (Singapore) Pte. Ltd.                             100%
Asia Netcom (Thailand) Ltd.                                              49%
China Netcom (Hong Kong) Operations Limited                            99.9%
Asia Netcom Singapore Pte Ltd.                                          100%
Asia Netcom (UK) Limited                                                100%
Netcom BVI International Limited                                       99.9%
Asia Netcom Holdings China Ltd.                                         100%
Saturn Global Network Services Holding Ltd.                             100%

                                                                     SCHEDULE IV

                     RESTRUCTURING DOCUMENTS AND AGREEMENTS

- Master Restructuring Agreement, dated September 6, 2004, between the Company, CNC China and China Netcom Group

- Letter of Undertakings, dated September 5, 2004, issued by China Netcom Group to the Company

- Non-Competition Agreement, dated September 6, 2004, between the Company, China Netcom Group and CNC China

- Trademark Licensing Agreement, dated October 8, 2004, between the Company, CNC China and China Netcom Group

- Support Services Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Interconnection Settlement Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Capacity Lease Agreement, dated June 30, 2004 and amendment dated October 6, 2004, between Asia Netcom and EANL

-     Capacity Purchase Agreement, dated June 30, 2004, between Asia Netcom and
      EANL

- Property Leasing Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Property Sub-Leasing Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Master Services Sharing Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Engineering and Information Technology Services Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Materials Procurement Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Ancillary Telecommunications Services Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Telecommunications Facilities Leasing Agreement, dated October 8, 2004, between CNC China and China Netcom Group

- Management Services Agreement, dated June 30, 2004, between Asia Netcom and EANL

- Share Purchase and Exchange Agreement, dated June 11, 2004 and amendment dated July 20, 2004, among CNC BVI, CNC Fund and the Company

- Share Transfer Agreement, dated April 20, 2004, among the Chinese Academy of Sciences, Information and Network Center of the State Administration of Radio, Film and Television, China Railways Telecommunications Center, Shanghai Alliance Investment

      Limited and China Netcom Group

- Asset Transfer Agreement, dated April 26, 2004, between Shandong Provincial State-owned Assets Supervision and Administration Commission and China Netcom Group

- CNC BVI Share Transfer Agreement, dated June 10, 2004, between China Netcom Group and China Netcom Holdings

- CNC China Assets and Liabilities Transfer Agreement, June 23, between China Netcom Group and CNC China

- Asset Injection Agreement, dated June 29, 2004, among China Netcom Group, CNC BVI, CNC China and the Company

- Telecommunications Assets Transfer Agreement, dated June 10, 2004, between Guangdong Telecommunications Company Limited and China Netcom Group

- Jitong Telecommunications Assets Transfer Agreement, dated June 10, 2004, between Jitong Network Telecommunications Company Limited and China Netcom Group

- Sale and Purchase Agreement, dated June 30, 2004, between Asia Netcom and CNC Network Corporation Limited

- Settlement and Release Agreement, dated July 27, among EANL, Asia Netcom and NEC Corporation

- Settlement and Release Agreement, dated July 27, among EANL, Asia Netcom and KDDI Submarine Cable Systems Inc.

- Deed of Acknowledge and Agreement, dated July 9, 2004, among East Asia Netcom UK Holdings Limited, Asia Netcom Corporation (Singapore) Pte. Limited and NEC Corporation

- Deed of Acknowledge and Agreement, dated July 12, 2004, among Asia Netcom, CNC Network Corporation Limited, DB Trustees (Hong Kong) Limited, KDDI Submarine Cable Systems Inc. and NEC Corporation

-     Promissory Note, dated June 30, 2004, issued by CNC Network Corporation
      Limited

- Consent to Asia Netcom Corporation Restructuring, dated June 29, 2004, among Asia Netcom, East Asia Netcom UK Holdings Limited, East Asia Netcom Philippines Inc., NEC Corporation and DB Trustees (Hong Kong) Limited

- Consent to Asia Netcom Corporation Restructuring, dated June 29, 2004, between Asia Netcom and KDDI Submarine Cable Systems Inc.

- Guarantee, dated June 30, between CNC BVI and Wilmington Trust (Cayman) Limited (re the Taiwan trust)

- Deed of Release of Guarantee, dated June 30, 2004, between Asia Netcom and Wilmington Trust (Cayman) Limited with respect to the original Guarantee (re Taiwan trust) replaced by Guarantee above

- Deed of Indemnity, dated March 7, 2003, between CNC BVI and Asia Netcom (re ANC's original guarantee obligations to Wilmington Trust (Cayman) Limited)

-     Facility Letter, dated June 30,2004, between CNC BVI and Taiwan Holdings
      Co.

-     Share Charge, dated July 12, 2004, among CNC Network Corporation Limited,
      DB

      Trustees (Hong Kong) Limited, KDDI Submarine Cable Systems Inc. and NEC Corporation

- Share Charge between Asia Netcom Corporation (Singapore) Pte Limited and NEC Corporation

- Term Loan, dated July 27, between ICBC and Asia Netcom, and related guarantees and security documents for ongoing funding requirements

- Second Supplemental Deed dated October 27, 2004 between ICBC and Asia Netcom relating to the Term Loan

- Assignment and Assumption Agreement dated September 30, 2004 between the Company and Group Wealth Finance Limited

-     Share Purchase Agreement, dated June 30, 2004, between Asia Netcom and CNC
      BVI

- Assignment and Novation Agreement, dated June 30, 2004, among Asia Netcom, CNC Network Corporation Limited and the Company

                                                                       EXHIBIT A

                 FORM OF U.S. AND INTERNATIONAL COMFORT LETTERS

                                                                       EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

                                                             November [10], 2004

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

      As U.S. Representatives of the several U.S. Underwriters

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Limited
Citigroup Centre, 33 Canada Square
Canary Wharf, London
England E14 5LB

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

      As International Representatives of the several International Underwriters

China International Capital Corporation Limited
28th Floor, China World Tower 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China

Citigroup Global Markets Asia Limited
50th Floor, Citibank Tower
Citibank Plaza, 3 Garden Road
Central, Hong Kong

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen's Road Central
Hong Kong

      As Global Coordinators

Dear Sirs:

      As an inducement to the Underwriters (defined herein) to execute the underwriting agreement (the "UNDERWRITING AGREEMENT") among China Netcom Group Corporation (Hong Kong) Limited (the "COMPANY"), the selling shareholders named therein, China International Capital Corporation Limited, Citigroup Global Markets Inc. and Goldman Sachs (Asia) L.L.C. (in alphabetical order), acting as representatives (the "U.S. REPRESENTATIVES") of the several U.S. underwriters (the "U.S. UNDERWRITERS") named therein, and China International Capital Corporation Limited, Citigroup Global Markets Limited and Goldman Sachs (Asia) L.L.C. (in alphabetical order), acting as representatives (the "INTERNATIONAL REPRESENTATIVES" and, together with the U.S. Representatives, the "REPRESENTATIVES") of the several international underwriters ("INTERNATIONAL UNDERWRITERS" and, together with the U.S. Underwriters, the "UNDERWRITERS") named therein, pursuant to which an offering will be made that is intended to result in the establishment of a public market for shares, par value US$0.04 per share (the "SHARES") and American Depositary Shares, each representing 20 Shares (the "ADSs"), of the Company, and any successor (by merger or otherwise) thereto, the undersigned hereby agrees that from the date hereof and until 180 days after the date on which trading in the shares of the Company commences on the Hong Kong Stock Exchange (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, the undersigned will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of

Section 16 of the Exchange Act relating to, any ADSs or Shares or any substantially similar securities (directly or in the form of ADSs) or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, such ADSs or Shares or any substantially similar securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such share capital, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of share capital or such other securities, in cash or otherwise, or (iii) publicly disclose that it will or may enter into any transaction described above. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for the Shares.

      Any Shares or ADSs received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Shares or ADSs acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Shares to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [-], 2004.

                                        Very truly yours,

                                        _________________________________
                                        [Name]

                                                                         ANNEX A

           FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                                                         ANNEX B

                          FORM OF OPINION OF LINKLATERS

                                                                         ANNEX C

                      FORM OF OPINION OF HAIWEN & PARTNERS

                                                                         ANNEX D

              FORM OF OPINION OF SHIMAZAKI INTERNATIONAL LAW OFFICE

                                                                         ANNEX E

             FORM OF OPINION OF PATTERSON, BELKNAP, WEBB & TYLER LLP

                                                                         ANNEX F

                              FORMS OF OPINIONS OF
         FRESHFIELDS BRUCKHAUS DERINGER (WITH RESPECT TO HONG KONG LAW),
              RODYK & DAVIDSON (WITH RESPECT TO SINGAPORE LAW) AND
             WILKINSON BARKER KNAUER, LLP (WITH RESPECT TO U.S. LAW)

                                       6